UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
INOVIO PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

LETTER FROM THE CEO

Inovio Pharmaceuticals, Inc.	660 W. Germantown Pike Suite 110, Plymouth Meeting, Pennsylvania 19462	Dated: March 25, 2022

To the Stockholders of Inovio Pharmaceuticals, Inc.:
Notice is hereby given that Inovio Pharmaceuticals, Inc. will be holding its virtual Annual Meeting of Stockholders on May 16, 2022, at 9:00 a.m. Eastern Time. Online access to the meeting will begin at 9:00 a.m. Eastern Time. Stockholders will not be able to attend the meeting in person.
The virtual format of the 2022 Annual Meeting will provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting. If you plan to attend the meeting, please check http://ir.inovio.com/investors for updates prior to the meeting date.
You can attend the meeting by accessing www.virtualshareholdermeeting.com/INO2022 and entering the 16-digit control number on the proxy card you previously received; if you hold your shares in “street name” (i.e., through an account at a broker or other nominee), please follow your broker’s or nominee’s instructions you previously received to obtain your 16-digit control number or otherwise attend through the broker or nominee.
A list of stockholders of record will be available for examination by stockholders on the meeting website during the meeting. In addition, for the ten days prior to the meeting, the list will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of stockholders of record beginning May 6, 2022 and until the meeting, stockholders should email investor.relations@inovio.com.

The Notice of Annual Meeting of Stockholders and Proxy Statement, which describes the formal business to be conducted at the meeting, follows this letter.
After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy in the prepaid envelope (for mailing in the United States only) to assure that your shares will be represented at our Annual Meeting. Your shares cannot be voted unless you date, sign and return the enclosed proxy, vote your shares using the automated Internet or phone system or vote online at the meeting. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders are important.
A copy of our 2021 Annual Report is also enclosed.
If you wish to submit a question, you may ask a question before the meeting beginning at 9:00 am Eastern Time, on April 11, 2022, and until 11:59 p.m. Eastern Time, on May 15, 2022. To submit a question, you may log into www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on “Question for Management,” type in your question, and click “Submit.” Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.
If you have not voted your shares prior to the meeting, you will be able to vote your shares electronically at the 2022 Annual Meeting by clicking “Vote Here” on the meeting website. Whether or not you plan to attend the meeting, you are encouraged to vote your shares prior to the meeting by one of the methods described in the proxy materials you previously received.
The Board of Directors and management look forward to connecting with you at the Annual Meeting.
Very truly yours,
J. Joseph Kim, Ph.D.
Chief Executive Officer

Inovio Pharmaceuticals, Inc.	i	2022 Proxy Statement

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

To the Stockholders of Inovio Pharmaceuticals, Inc.:
You are invited to attend our 2022 Annual Meeting of Stockholders, which will be held virtually over the Internet, on May 16, 2022, at 9:00 a.m. Eastern Time.

1
To elect eight directors to hold office until our 2023 Annual Meeting of Stockholders and until their successors are elected and duly qualified. Our Board of Directors has nominated and recommends for election the following persons:
Simon X. Benito; Roger D. Dansey, M.D.; J. Joseph Kim, Ph.D.; Ann C. Miller, M.D.; Jay P. Shepard; David B. Weiner, Ph.D.; Wendy L. Yarno; Lota S. Zoth

	2	To ratify the appointment by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

	3	To approve, on a non-binding advisory basis, the compensation of our named executive officers we describe in our accompanying Proxy Statement.

	4	To transact such other business as may properly come before the meeting.
Dated: March 25, 2022 Inovio Pharmaceuticals, Inc. 660 W. Germantown Pike, Suite 110 Plymouth Meeting, Pennsylvania 19462
Our Board of Directors recommends a vote “for” each of the nominees and “for” proposals 2 and 3.
Holders of record of our common stock and holders of record of our Series C Cumulative Convertible Preferred Stock at the close of business on March 17, 2022 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of our stockholders of record on March 17, 2022 will be available at our principal executive offices, during ordinary business hours, for examination by any stockholder for any purpose relating to the meeting.
By order of the Board of Directors,
J. Joseph Kim, Ph.D.
Chief Executive Officer

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postpaid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote at the meeting even if you have previously sent in your proxy card.

Inovio Pharmaceuticals, Inc.	ii	2022 Proxy Statement

Inovio Pharmaceuticals, Inc.	1	2022 Proxy Statement

PROXY STATEMENT FOR ANNUAL
MEETING OF STOCKHOLDERS
The Board of Directors of Inovio Pharmaceuticals, Inc. (the “Board”) is soliciting proxies for use at the Annual Meeting of Stockholders to be held virtually over the internet, on May 16, 2022 at 9:00 a.m. Eastern Time, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement is dated March 25, 2022. We are mailing this Proxy Statement to our stockholders on or about April 6, 2022. Unless the context requires otherwise, references to “we,” “us,” “our,” “Inovio,” and “Company” refer to Inovio Pharmaceuticals, Inc.
General Information

Voting Securities
Only stockholders of record as of the close of business on March 17, 2022 will be entitled to vote at the meeting and any adjournment thereof. As of March 17, 2022, we had the following outstanding:
221,778,513 shares of common stock 9 shares of Series C Cumulative Convertible Preferred Stock, which are convertible into an aggregate of 3,309 shares of common stock.

Number of Votes You may vote online at the meeting or using the automated Internet or phone system or by proxy. On the proposals presented in this Proxy Statement, each holder of shares of our:	1 vote Common stock is entitled to one vote for each share of stock held. 368 votes Series C Preferred Stock is entitled to 368 votes for each share of Series C Preferred Stock held.
Holders of our common stock and Series C Preferred Stock vote together as a single class in connection with each of Proposal Nos. 1, 2 and 3. Our bylaws provide that one-third of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Thus, a quorum for this year’s Annual Meeting consists of 73,927,274 shares. Votes will be counted by the inspector of election appointed for the Annual Meeting.
The affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of each of the nominees for director. Under plurality voting, the eight nominees receiving the largest number of votes cast (votes “For”) will be elected. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum. Broker non-votes occur

Inovio Pharmaceuticals, Inc.	2	2022 Proxy Statement

General Information
when a broker holding a customer’s securities in street name does not vote on a particular proposal because the broker has not received voting instructions from the customer on certain matters for which the broker is required to have instructions in order to vote and lacks discretionary authority to vote the shares. If you do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote on Proposal No. 1.
The affirmative vote of the holders of a majority of the of the votes represented by shares present or represented by proxy and eligible to vote at the Annual Meeting is necessary for the approval of the Proposal Nos. 2 and 3 set forth in this Proxy Statement, as explained under each proposal. Abstentions will be counted as present for purposes of determining the presence of a quorum and could prevent the approval of a proposal because they do not count as affirmative votes. Broker non-votes will be counted as present for purposes of determining the presence of a quorum. If you do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote on Proposal No. 3 but will be permitted to exercise discretionary authority to vote on Proposal No. 2.
Solicitation of Proxies
We will bear the cost of soliciting proxies. In addition, we will solicit stockholders by mail, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have shares of our stock in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.
Voting of Proxies
If your shares are registered in your own name, you may vote by signing and mailing a completed proxy card or by voting via the Internet or by telephone. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card, sign and return the enclosed proxy card in the enclosed prepaid and addressed envelope, and your shares will be voted at the meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted FOR each of the Board nominees (Proposal No. 1); FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 (Proposal No. 2); and FOR approval, on a non-binding advisory basis, of the resolution regarding compensation of our named executive officers we describe in this Proxy Statement (Proposal No. 3), and in the discretion of the proxy holders as to any other matters that may properly come before the meeting. You may revoke or change a previously delivered proxy at any time before the meeting by delivering another proxy with a later date or by sending written notice of revocation of your proxy to our Secretary at our principal executive offices for receipt before the beginning of the meeting. You may also revoke your proxy by attending the meeting and voting as instructed. Attendance at the meeting will not in and of itself revoke a valid proxy that was previously delivered; you must also vote at the meeting to do so.
If your shares are registered in the name of a bank or brokerage firm, you will receive instructions from the holder of record that must be followed in order for the record holder to vote the shares in accordance with your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the phone or via the Internet. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.
Results of Annual Meeting
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Inovio Pharmaceuticals, Inc.	3	2022 Proxy Statement

General Information
Delivery of Proxy Materials to Households
“Householding” is a program, approved by the Securities and Exchange Commission (the "SEC"), which allows companies and intermediaries such as banks or brokers to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy material to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2022: Copies of this Proxy Statement and our 2021 Annual Report to Stockholders are also available online at www.inovio.com.

Inovio Pharmaceuticals, Inc.	4	2022 Proxy Statement

PROPOSAL ONE
ELECTION OF DIRECTORS

8 members currently on the Board of Directors
Our Board currently consists of eight members. There are eight nominees for director this year: Simon X. Benito, Roger D. Dansey, M.D., J. Joseph Kim, Ph.D., Ann C. Miller, M.D., Jay P. Shepard, David B. Weiner, Ph.D., Wendy L. Yarno and Lota S. Zoth. Each of the nominees other than Dr. Dansey is currently one of our directors who was previously elected by our stockholders. Dr. Dansey was appointed as a director in May 2021 and was identified by a professional search firm.
If elected, the nominees will serve as directors until our Annual Meeting of Stockholders in 2023 and until their successors are elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, the proxies may be voted for such substitute nominee as the proxy holders may designate.

Information Regarding Directors
The information set forth below as to the nominees for director has been furnished to us by the nominees.
Nominees for Election to Our Board

Name	Present Position with the Company
Simon X. Benito	Chairman of the Board of Directors
Roger D. Dansey, M.D.	Director
J. Joseph Kim, Ph.D.	President, Chief Executive Officer and Director
Ann C. Miller, M.D.	Director
Jay P. Shepard	Vice-Chairman of the Board of Directors
David B. Weiner, Ph.D.	Director
Wendy L. Yarno	Director
Lota S. Zoth	Director

Simon X. Benito	Age: 77	Director Since: 2003

Prior to his retirement, Mr. Benito had a successful and extensive career serving several multinational corporations in senior executive positions, including 25 years at Merck & Company, Inc. His most recent positions included Senior Vice President, Merck Vaccine Division; Executive Vice President, Merck-Medco Managed Care; and Executive Director and Vice President, Merck Human Health, Japan. In addition, Mr. Benito was a Fellow of the Institute of Chartered Accountants in England and Wales for over 30 years until his retirement in 1999. Since April 2005, Mr. Benito has served as a director of DURECT Corporation, a publicly traded specialty pharmaceutical company.
Mr. Benito qualifies to serve on our Board as he brings to our Board formal accounting and financial training and expertise, significant public company board experience, senior management experience in the health care industry, and important industry contacts.

Inovio Pharmaceuticals, Inc.	5	2022 Proxy Statement

Proposal One

Roger D. Dansey, M.D.	Age: 66	Director Since: 2021

Dr. Dansey has served as the Chief Medical Officer of Seagen Inc., a biotechnology company developing and commercializing target therapies to treat cancer, since May 2018. From 2015 to April 2018, Dr. Dansey was Therapeutic Area Head for Late-Stage Oncology at Merck & Co., Inc., where he was responsible for registration efforts for Keytruda® (pembrolizumab) across multiple tumor types. Earlier in his career, Dr. Dansey was the Vice President of Oncology Clinical Research at Gilead Sciences and the Global Development Lead for Xgeva® (denosumab) at Amgen, where he held multiple roles in oncology and hematology. Dr. Dansey holds an M.D. from the University of Witwatersrand in Johannesburg, South Africa.

Dr. Dansey qualifies to serve on our Board given his extensive experience in cancer drug development, deep oncology background, his clinical training and leadership experience.

J. Joseph Kim, Ph.D.	Age: 53	Director Since: 2009

J. Joseph Kim, Ph.D. has served as our President and Chief Executive Officer since 2009. He was co-founder of our former subsidiary VGX Pharmaceuticals, Inc. ("VGX"), and also served as its President and Chief Executive Officer and a director from 2000 until its merger with us in 2009. He previously worked at Merck & Company, Inc. developing vaccines. An immunologist by training, Dr. Kim holds an undergraduate degree from the Massachusetts Institute of Technology ("MIT"), a Ph.D. in biochemical engineering from the University of Pennsylvania, and an MBA from The Wharton School at the University of Pennsylvania. He has published more than 100 scientific papers, holds numerous patents, and sits on editorial boards and scientific review panels. He also serves on the board of the International Vaccine Institute and the Council of Korean Americans. The World Economic Forum selected Dr. Kim as a member of its Global Agenda Council and named him a Technology Pioneer as well as one of its Young Global Leaders. MIT’s Technology Review magazine called him "one of the world’s top innovators." Dr. Kim is a Fellow of the inaugural class of the Health Innovators Fellowship and a member of the Aspen Global Leadership Network where he is working with a team to develop a vision of tomorrow’s healthcare system.
Dr. Kim qualifies to serve on our Board given his broad scientific and industry experience and his experience as our Chief Executive Officer.

Ann C. Miller, M.D.	Age: 64	Director Since: 2019

Dr. Miller worked at Sanofi S.A. from 2012 until her retirement in September 2018, serving as Vice President of Marketing and Vice President of Global Marketing, Oncology Division. From 2009 to 2011, Dr. Miller served as Senior Vice President at Eisai Co., Ltd. leading the Primary Care and Specialty Business unit and then Pharmaceutical Services. Dr. Miller previously served in management roles in global and U.S. marketing at Amgen, Inc. for five years and in positions of increasing responsibility at Merck & Co., Inc. over 16 years. Dr. Miller has served on the board of directors of the publicly traded company Allena Pharmaceuticals since October 2020 and previously served on the board of directors for Puma Biotechnology, Inc. from November 2019 to December 2021. Dr. Miller received an M.D. from the Duke University School of Medicine and a B.A. in chemistry, summa cum laude, from Duke University.
Dr. Miller qualifies to serve on our Board as a result of her years of commercial experience in the biopharmaceutical industry and her clinical training.

Inovio Pharmaceuticals, Inc.	6	2022 Proxy Statement

Proposal One

Jay P. Shepard	Age: 63	Director Since: 2020

Mr. Shepard was President and Chief Executive Officer of Aravive, Inc. (formerly Versartis, Inc.) from 2015 to January 2020 and has served as a member of its board of directors since 2013 and as its Chairman since January 2020. From 2012 until 2015, Mr. Shepard was an Executive Partner at Sofinnova Ventures, a venture capital firm focused on the healthcare industry, which he joined as an Executive in Residence in 2008. From 2010 to 2012, Mr. Shepard served as President and Chief Executive Officer and was a member of the board of directors of NextWave Pharmaceuticals, Inc., a specialty pharmaceutical company developing and commercializing unique pediatric products utilizing proprietary drug delivery technology that was acquired by Pfizer, Inc. From 2005 to 2007, Mr. Shepard served as President and Chief Executive Officer and a member of the board of directors of Ilypsa, Inc., a biopharmaceutical company pioneering novel non-absorbed polymeric drugs for renal and metabolic disorders that was acquired by Amgen Inc. Mr. Shepard currently serves on the board of directors of Esperion Therapeutics, Inc. and Ironwood Pharmaceuticals, and serves as the Chairman of the Christopher & Dana Reeve Foundation. Within the past five years, Mr. Shepard also served on the boards of directors of the public companies Marinus Pharmaceuticals, Inc., DURECT Corporation and InterMune, Inc. Mr. Shepard holds a B.S. in Business Administration from the University of Arizona.
Mr. Shepard qualifies to serve on our Board as a result of his years of healthcare and financial experience.

David B. Weiner, Ph.D.	Age: 66	Director Since: 2016

Since 2016, Dr. Weiner has served as Executive Vice President and Director of the Vaccine Center at The Wistar Institute, the nation’s first independent biomedical research institute, which is also an NCI-designated Cancer Center and an international leader in cancer, immunology and infectious disease research. Dr. Weiner is also the W. W. Smith Charitable Trust Professor of Cancer Research at The Wistar Institute. Previously, Dr. Weiner was Professor of Pathology & Laboratory Medicine at the University of Pennsylvania and Chair of the Gene Therapy and Vaccine Program at the University’s Perelman School of Medicine. He has more than 350 peer-reviewed publications in scientific journals, including mainstream scientific journals such as Scientific American, and has been designated by the Institute for Scientific Information as one of the top-cited scientists in the world. An inventor and holder of more than 100 issued and pending U.S. patents, Dr. Weiner has received numerous honors including election as a fellow to the American Association for the Advancement of Science in 2011 and the International Society for Vaccines in 2012. He was the recipient of the NIH Director’s Transformative Research Award and received the Vaccine Industry Excellence Award for Best Academic Research Team in 2015 at the World Vaccine Congress. Dr. Weiner was honored with the prestigious Hilleman Lectureship in 2015 at the Children’s Hospital of Philadelphia Grand Rounds session and received a Stone Family Award from Abramson Cancer Center for his groundbreaking work on DNA vaccines for cancer immune therapy. Dr. Weiner holds a Ph.D. in developmental biology from the University of Cincinnati College of Medicine, an M.S. in biology from the University of Cincinnati and a B.S. in biology from SUNY at Stony Brook in Stony Brook, New York.
Dr. Weiner qualifies to serve on our Board as he is a recognized leader in immunology as well as in gene vaccines and therapy.

Inovio Pharmaceuticals, Inc.	7	2022 Proxy Statement

Proposal One

Wendy L. Yarno	Age: 67	Director Since: 2017

Ms. Yarno retired in September 2008 from Merck & Company, Inc. following a 26-year career in commercial and human resource positions of increasing seniority, most recently as Chief Marketing Officer before she retired. Ms. Yarno also spent part of her career at Johnson & Johnson, Inc. in commercial positions. Ms. Yarno currently serves on the boards of directors of the publicly traded companies Global Blood Therapeutics, Inc., Ideaya Biosciences, Inc. and Tarsus Pharmaceuticals. Within the last five years, Ms. Yarno served on the board of directors of MyoKardia, Inc., Alder Biopharmaceuticals, Inc., Aratana Therapeutics, Inc., Medivation, Inc. and St. Jude Medical, Inc. Ms. Yarno holds a B.S. in Business Administration from Portland State University and an M.B.A. from Temple University.
Ms. Yarno qualifies to serve on our Board as a result of her years of experience in the pharmaceutical industry.

Lota S. Zoth	Age: 62	Director Since: 2019

Ms. Zoth currently serves as the lead director of the publicly traded biopharmaceutical company Zymeworks, Inc. and also serves on the board of directors of the publicly traded biopharmaceutical companies Lumos Pharma, Inc. and 89bio, Inc. Within the last five years, she also served on the boards of directors of the public companies Spark Therapeutics, Inc. and Orexigen Therapeutics, Inc. (which was granted relief under Chapter 11 of the U.S. Bankruptcy Code in 2019). Prior to her board service, she served in senior financial roles in a variety of commercial-stage companies, including serving as MedImmune Inc.’s corporate controller from 2002 to 2004 and its chief financial officer from 2004 until its acquisition by AstraZeneca in 2007. Prior to joining MedImmune in 2002, Ms. Zoth served in financial executive roles at PSINet Inc., Sodexho Marriott Services, Inc., Marriott International and PepsiCo, Inc. Ms. Zoth also served as an auditor at Ernst & Young, LLP and is a Certified Public Accountant. Ms. Zoth holds a B.B.A. in accounting from Texas Tech University.
Ms. Zoth qualifies to serve on our Board as a result of her years of experience in senior financial roles in a variety of commercial-stage companies over a 40-year career.

Attendance at Board Meetings and Committee Meetings
During the year ended December 31, 2021, our Board met 15 times, the Audit Committee met six times, the Nomination and Corporate Governance Committee met six times and the Compensation Committee met five times. Each director attended at least 75% of the aggregate number of meetings held by (i) our Board and (ii) those committees of our Board on which he or she served during the director’s tenure on the board or such committees.
Committees of Our Board
Under our Corporate Governance Guidelines, we expect our directors to attend our Annual Meeting of Stockholders. All of our directors attended our 2021 Annual Meeting of Stockholders.
Audit Committee
The functions of the Audit Committee include retaining our independent registered public accounting firm, reviewing its independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our independent registered public accounting firm, overseeing its audit work, reviewing and pre-approving any non-audit services that may be performed by it, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. The Audit Committee acts pursuant to a written charter that is available on our website at: http://media.corporate-ir.net/media_files/irol/10/105128/corpGov/AuditCommittee.pdf

Inovio Pharmaceuticals, Inc.	8	2022 Proxy Statement

Proposal One
The members of the Audit Committee currently are Lota S. Zoth (Chair), Simon X. Benito and Ann C. Miller. Each member of the Audit Committee is independent under the Nasdaq listing standards. The Board has determined that Ms. Zoth and Mr. Benito are “audit committee financial experts” as defined under SEC regulations.
Compensation Committee
The Compensation Committee reviews and approves the compensation and benefits of our executive officers, including the Chief Executive Officer and directors, oversees the administration of our stock option and employee benefits plans, and reviews general policy relating to compensation and benefits. The Compensation Committee may from time to time delegate duties or responsibilities to subcommittees or to one member of the Compensation Committee. The Compensation Committee acts pursuant to a written charter that is available on our website at: https://s23.q4cdn.com/479936946/files/gov_doc/190308-Inovio-Amended-and-Restated-Compensation-Committee-Charter.pdf

The members of the Compensation Committee currently are Wendy L. Yarno (Chair), Ann C. Miller, Jay P. Shepard and Lota S. Zoth. Each member of the Compensation Committee is independent under the Nasdaq listing standards.
The Compensation Committee has engaged Aon, an independent compensation consultant, annually since 2016, to provide information on compensation trends and practices and to assist them in evaluating our executive compensation policy and programs. The analysis for fiscal year 2021 was used to determine appropriate levels of compensation for our executive officers and make recommendations regarding the amount and form of our executive and non-employee director compensation. The work of Aon did not raise any conflict of interest.
Nomination and Corporate Governance Committee
The Nomination and Corporate Governance Committee identifies prospective candidates to serve on our Board, recommends nominees for election to our Board, develops and recommends Board member selection criteria, considers committee member qualification, recommends corporate governance principles to our Board, and provides oversight in the evaluation of our Board and each committee. The Nomination and Corporate Governance Committee acts pursuant to a written charter on our website at: https://s23.q4cdn.com/479936946/files/gov_doc/180511-Inovio-Amended-and-Restated-Nomination-and-Corporate-Governance....pdf

The members of the Nomination and Corporate Governance Committee currently are Simon X. Benito (Chair), Roger D. Dansey, Jay P. Shepard and Wendy L. Yarno. Each member of the Nomination and Corporate Governance Committee is independent under the Nasdaq listing standards.

Inovio Pharmaceuticals, Inc.	9	2022 Proxy Statement

Proposal One
Board Diversity Matrix

Total Number of Directors	8
Part 1: Gender Identity	Female	Male	Non-Binary	Did not Disclose Gender
Directors	3	5
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	3	4
Two or More Races or Ethnicities
LGBTQ+
Did not Disclose Demographic Background
Director Nominations
The Nomination and Corporate Governance Committee evaluates and recommends to our Board director nominees for each election of directors. As stated in our Corporate Governance Guidelines, our Board believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Board intends to consider factors such as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Board retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Board considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. The Nomination and Corporate Governance Committee and our Board believe that a diverse board leads to improved company performance by encouraging new ideas, expanding the knowledge base available to management and fostering a boardroom culture that promotes innovation and vigorous deliberation.
The Nomination and Corporate Governance Committee believes that the continuing service of qualified incumbent directors promotes stability and continuity in the board room, while giving us the benefit of familiarity and insight into our affairs that directors have accumulated during their tenure, and therefore generally re-nominates incumbent directors who continue to satisfy the Committee’s criteria for membership on our Board.
In the case of incumbent directors whose terms of office are set to expire, the Board reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Board also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.
The Nomination and Corporate Governance Committee’s goal is to assemble a board that brings to us a variety of perspectives and skills, and sound business understanding and judgment, derived from high quality business, professional, governmental, community, scientific or educational experience. In doing so, the Nomination and Corporate Governance Committee also considers candidates with appropriate non-business backgrounds.

Inovio Pharmaceuticals, Inc.	10	2022 Proxy Statement

Proposal One
Other than the foregoing factors, there are no stated minimum criteria for director nominees. However, the Nomination and Corporate Governance Committee may also consider such other factors as it may deem are in our best interests and the interests of our stockholders. The Nomination and Corporate Governance Committee does, however, recognize that under applicable regulatory requirements at least one member of our Board must meet the criteria for an “audit committee financial expert” as defined by SEC rules. The Nomination and Corporate Governance Committee also believes it appropriate for our Chief Executive Officer to participate as a member of our Board.
All directors and director nominees are required to submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nomination and Corporate Governance Committee.
The Nomination and Corporate Governance Committee identifies nominees by first evaluating the current members of our Board who are willing to continue in service. Each year the Nomination and Corporate Governance Committee undertakes a board assessment process, which gathers data on the functioning of the Board and its committees and evaluates each member of the Board with respect to a number of attributes. The Committee considers for re-nomination current members of our Board with skills and experience that are relevant to our business balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective. If any member of our Board does not wish to continue in service, the Nomination and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nomination and Corporate Governance Committee and our Board will be consulted for suggestions as to individuals meeting the criteria of the Nomination and Corporate Governance Committee. Research may also be performed to identify qualified individuals. If the Nomination and Corporate Governance Committee believes that our Board requires additional candidates for nomination, the Nomination and Corporate Governance Committee may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.
The Nomination and Corporate Governance Committee will consider nominees recommended by stockholders. Our bylaws provide that nominations shall be made pursuant to timely notice in writing to our corporate secretary. To be timely, in the case of a stockholder seeking to have a nomination included in our proxy statement, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 120 days or more than 180 days prior to the first anniversary of the date on which we first mailed our proxy materials (or, in the absence of proxy materials, our notice of meeting) for the previous year’s annual meeting of stockholders. However, if we did not hold an annual meeting the previous year, or if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, then notice by the stockholder to be timely must be delivered to our corporate secretary at our principal executive offices not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made. If the stockholder is not seeking inclusion of the nomination in our proxy statement, timely notice consists of a stockholder’s notice delivered to or mailed and received at our principal executive offices not less than 90 days prior to the date of the annual meeting.
The stockholder’s notice relating to director nomination(s) shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of our capital stock which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, or the Exchange Act; (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, and (ii) the class and number of shares of our capital stock that are beneficially owned by the stockholder; (c) as to the stockholder giving the notice and any Stockholder Associated Person, as described below, to the extent not set forth pursuant to the immediately preceding clause, whether and the extent to which any Relevant Hedge Transaction, as described below, has been entered into, and (d) as to the stockholder giving the notice and any Stockholder Associated Person, (1) whether and the extent to which any Derivative Instrument is directly or indirectly beneficially owned, (2) any rights to dividends on our shares owned beneficially by such stockholder that are separated or separable from the underlying shares, (3) any proportionate interest in our shares or Derivative Instruments, as described below, held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (4) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of our shares or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date. We may require any proposed

Inovio Pharmaceuticals, Inc.	11	2022 Proxy Statement

Proposal One
nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director.
For purposes of our bylaws:
•A “Stockholder Associated Person” of any stockholder means (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of our stock owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person;
•A “Relevant Hedge Transaction” is any hedging or other transaction or series of transactions, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of shares of stock), the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, a stockholder with respect to any share of our stock; and
•“Derivative Instrument” means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of our shares, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital stock or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of our shares.

Inovio Pharmaceuticals, Inc.	12	2022 Proxy Statement

Proposal One
Corporate Governance Guidelines, Code of Business Conduct and Ethics and Committee Charters
Our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and the charters of the committees of our Board are available on our website, www.inovio.com.
Communications Policy
Our Board has procedures in place designed to ensure effective communication among us, our stockholders, prospective investors and the public, including the dissemination of information on a regular and timely basis. Stockholders who want to communicate with our Board or any individual director can write to our Secretary at the following address: 660 W. Germantown Pike, Suite 110, Plymouth Meeting, Pennsylvania 19462. Your letter should indicate that you are one of our stockholders. Depending on the subject matter, management will:
•Forward the communication to the director or directors to whom it is addressed;
•Attempt to handle the inquiry directly, for example, where it is a request for information about us or it is a stock-related matter; or
•Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.
Board Leadership Structure
Our Board currently separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. Our Chief Executive Officer is responsible for setting our strategic direction and our day-to-day leadership and performance, while the Chairman of the Board provides guidance to the Chief Executive Officer, works with the Chief Executive Officer in setting the agenda for Board meetings and presides over meetings of the full Board. However, our Board believes it should be able to freely select the Chairman of the Board based on criteria that it deems to be in our best interests and the interests of our stockholders, and therefore one person may, in the future, serve as both our Chief Executive Officer and Chairman of the Board.
The functions of our Board are carried out by the full Board and, when delegated, by the Board committees. Each director participates in our major strategic and policy decisions.
Board Role in Risk Management
The risk oversight function of our Board is carried out by both the Board and the Audit Committee. Management prepares and presents an annual business plan to the Board, which identifies risks associated with our operations and is reviewed quarterly by the Board. As provided in its charter, the Audit Committee meets periodically with management to discuss major financial and operating risk exposures and the steps, guidelines and policies taken or implemented related to risk assessment and risk management. Matters of strategic risk are considered by our Board. Each quarter management reports to the Audit Committee on legal, finance, accounting and tax matters. Our Board is provided with reports on legal matters at least quarterly and on other matters related to risk oversight on an as needed basis.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics, which applies to all directors, officers and employees, including the principal executive officer, principal financial and accounting officer and controller. The purpose of the Code is to promote honest and ethical conduct. The Code of Business Conduct and Ethics and is available on our website and is also available in print, without charge, upon written request to our corporate secretary at 660 W. Germantown Pike, Suite 110, Plymouth Meeting, Pennsylvania 19462. Any amendments to or waivers of the Code will be promptly posted on our website at www.inovio.com or in a report on Form 8-K, as required by applicable laws.
Board Member Independence
Our Board has determined that, except for Drs. Kim and Weiner, all of the nominees for election to our Board listed above are, and all other individuals who served as members of our Board in 2021 were, “independent” as independence is defined in the Nasdaq

Inovio Pharmaceuticals, Inc.	13	2022 Proxy Statement

Proposal One
qualification standards. Dr. Kim was not considered independent because he is a current employee and Dr. Weiner was not considered independent because he currently serves as Chairman of the Scientific Advisory Board and, in that role, he receives compensation from us in excess of $120,000 annually, including equity compensation.

Our Board unanimously recommends that you vote “FOR” each nominee listed above. The proxy holders will vote your proxy in that manner unless you specify otherwise on the accompanying proxy card.

Audit Committee Report
The Audit Committee oversees our financial reporting process on behalf of our Board. Management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements in our annual report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee reviewed with Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of these audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by the applicable standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"), the rules of the Securities and Exchange Commission ("SEC") and other applicable regulations. In addition, the Audit Committee has discussed with Ernst & Young LLP their independence from management and the Company, has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has considered the compatibility of non-audit services with Ernst and Young’s independence.
The Audit Committee met with Ernst & Young LLP to discuss the overall scope of their audit services, the results of the audit and reviews, its evaluation of our internal controls, including internal control over financial reporting, and the overall quality of our financial reporting. Ernst & Young LLP, as our independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on our reporting. The meetings with Ernst & Young LLP were held with and without management present. The Audit Committee is not employed by us, nor does it provide any expert assurance or professional certification regarding our consolidated financial statements. The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and our independent registered public accounting firm.
Based on the reviews and discussions referred to above, the Audit Committee has recommended to our Board, and the Board has approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed by the Company with the SEC. The Audit Committee and the Board also have recommended the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022.
The foregoing report has been furnished by the Audit Committee:
•Lota S. Zoth (Chair)
•Simon X. Benito
•Ann C. Miller, M.D.

This Audit Committee Report is not soliciting material, is not deemed to be filed with the SEC, and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made by us before or after the date hereof, regardless of any general incorporation language in any such filing, except to the extent we specifically incorporate this material by reference into any such filing.

Inovio Pharmaceuticals, Inc.	14	2022 Proxy Statement

Proposal One
Compensation Committee Interlocks and Insider Participation
None of Mses. Yarno or Zoth, Dr. Miller or Mr. Shepard, the members of our Compensation Committee, is or was during the year ended December 31, 2021 an employee, or is or ever has been an officer of our Company. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the matters contained under the title "Compensation Discussion and Analysis" in this Proxy Statement with our management and, based on such review and discussions we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement. Portions of this Proxy Statement, including the Compensation Discussion and Analysis, have been incorporated by reference into the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2021.
The foregoing report has been furnished by the Compensation Committee.
•Wendy L. Yarno (Chair)
•Ann C. Miller, M.D.
•Jay P. Shepard
•Lota S. Zoth

This Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.
Environmental, Social and Governance Practices
Our mission is to discover, develop and deliver precisely designed DNA medicines and vaccines to help protect people from infectious diseases, including COVID-19, and to help treat people with cancer, and conditions associated with human papillomavirus ("HPV"). We view our environmental, social and governance practices as important pillars that will help us achieve our mission and contribute to sustainable long-term performance, including recruiting and retaining the best talent.
Environmental
We seek to build a sustainable, vibrant company to develop DNA medicines and vaccines for patients globally. We recognize that the sustainability of our company is linked to our ability to understand and engage all our stakeholders in a consistent and in meaningful manner. Starting with our Board of Directors and our leadership team, we are committed to long-term value driven by the pillars of governance, social responsibility, and integrity across all we do, including employee engagement, research and development, operations and access to medicines for patients. Our efforts to help preserve the environment include, among other things, reducing, recycling and reusing our resources when practicable. We seek to align with partners and suppliers who we believe share our vision.
We have an environmental, health and safety team which stays abreast of local, regional and global concerns and trends and ensures safety procedures are in place to mitigate workplace injuries and safety risks. Employees are required to complete training in various safety procedures for the laboratories and manufacturing facilities and specialized safety training based on particular job duties.
Social - Diversity, Equity & Inclusion
We have a values-driven culture that starts with our senior management team. We have recognized that having a more diverse, equitable and inclusive environment leads to increased performance, better decision making, increased productivity, and greater motivation.

Inovio Pharmaceuticals, Inc.	15	2022 Proxy Statement

Proposal One
Our team represents a broad range of cultural and professional backgrounds that enrich our culture and drive our future growth and success:

Employee Population as of December 31, 2021	Female	People of Color*
Overall Population	49%	51%
Senior Management Team (Vice President and above)	39%	30%
* All U.S. Equal Employment Opportunity Commission’s categories of race other than white (not Hispanic or Latino).
We are committed to fostering workplace development, diversity and inclusion at our company and more broadly across the biotechnology industry. We are also dedicated to being at the forefront of efforts to develop a diverse and talented workforce and doing our part to foster diversity and inclusion among our employees and vendors.
Governance
One of our core values is accountability, and we commit to operating with truthfulness and transparency in accordance with the highest ethical and corporate governance standards. To this end, we maintain a Code of Business Conduct and Ethics and hold ourselves accountable to it in all we do. Our Code of Business Conduct and Ethics covers a variety of topics, including (i) complying with laws, rules, regulations and ethics, (ii) bribery and corruption, and (iii) conflicts of interest. All of our employees are provided with training and reference materials to reinforce this commitment to integrity and ethics in our business. In addition to our Code of Business Conduct and Ethics, our other policies are clearly defined and include guidance on topics including, but not limited to, our Corporate Governance Guidelines, and our Insider Trading Policy.

Our Board of Directors, along with the Audit, Compensation and Nominating and Corporate Governance committees, conducts an annual governance review, which includes review, benchmarking and revision of our significant corporate and compensation policies. In addition to our Code of Business Conduct and Ethics mentioned above, these policies include, among others, our Corporate Governance Guidelines, and our Insider Trading Policy. This periodic review also encompasses the structure and governance of our Board of Directors. The Nominating and Corporate Governance Committee is responsible for overseeing this governance review process, and each committee evaluates policies within its purview and recommends changes to our Board of Directors.

Inovio Pharmaceuticals, Inc.	16	2022 Proxy Statement

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
The following table sets forth information as of March 17, 2022 with respect to the beneficial ownership of our common stock by (i) each person known to us to be the beneficial owners of more than 5% of our common stock, (ii) each of our directors and nominees for director, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a stockholder and the percentage of ownership of that stockholder, shares of common stock underlying options or RSUs held by that stockholder that are exercisable or issuable as the case may be, within 60 days of March 17, 2022 are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Each stockholder’s percentage of ownership in the following table is based upon 221,778,513 shares of common stock outstanding as of March 17, 2022.

Beneficial Owner of Shares of Common Stock(1)(2)	Number of Shares of Common Stock Beneficially Owned	Percent of Total Shares of Common Stock

5% Stockholders:
Blackrock, Inc.(3)	18,244,914	8.2%
State Street Corporation (4)	13,300,430	6.0%
The Vanguard Group, Inc. (5)	11,039,313	5.0%
Directors and Named Executive Officers:
J. Joseph Kim, Ph.D.(6)	3,564,325	1.6%
Simon X. Benito(7)	196,605	*
Roger D. Dansey, M.D.(8)	39,000	*
Ann C. Miller, M.D.(9)	120,334	*
Jay P. Shepard(10)	90,548	*
David B. Weiner, Ph.D.(11)	1,451,675	*
Wendy L. Yarno(12)	140,453	*
Lota S. Zoth(13)	115,816	*
Peter D. Kies(14)	835,151	*
Laurent M. Humeau, Ph.D.(15)	530,051	*
Jacqueline E. Shea, Ph.D.(16)	306,794	*
All current executive officers and directors as a group (11 persons)(17)	7,390,752	3.3%
* Less than 1%

Inovio Pharmaceuticals, Inc.	17	2022 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
1.This table is based upon information supplied by officers, directors and principal stockholders. Except as otherwise noted below, the address of each stockholder listed is in care of our principal executive offices at 660 W. Germantown Pike, Suite 110, Plymouth Meeting, Pennsylvania 19462.
2.Except as otherwise indicated in the footnotes of this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or dispositive power with respect to securities. Applicable percentages are based on 0 shares of common stock outstanding on March 17, 2022, adjusted as required by rules promulgated by the SEC.
3.This information has been obtained from a Schedule 13G/A filed on February 1, 2022 by BlackRock Inc. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
4.This information has been obtained from a Schedule 13G/A filed on February 11, 2022 by State Street Corporation. The principal business address of State Street Corporation is State Street Financial Center 1 Lincoln Street Boston, MA 02111.
5.This information has been obtained from a Schedule 13G/A filed on February 10, 2022 by The Vanguard Group, Inc. The principal business address of The Vanguard Group, Inc. is 100 Vanguard Blvd. Malvern, PA 19355.
6.Includes 1,218,325 shares of common stock issuable pursuant to options exercisable within 60 days of March 17, 2022. Also includes (a) 816,527 shares held by a family limited partnership over which Dr. Kim holds voting and dispositive power, (b) 5,975 shares held by Dr. Kim’s spouse and (c) 100,871 shares held by Dr. Kim’s children.
7.Includes 121,300 shares of common stock issuable pursuant to options exercisable and 18,000 shares of common stock underlying RSUs which will vest within 60 days of March 17, 2022.
8.Consists of 27,000 shares of common stock issuable pursuant to options exercisable and 12,000 shares of common stock underlying RSUs which will vest within 60 days of March 17, 2022.
9.Consists of 72,800 shares of common stock issuable pursuant to options exercisable and 22,273 shares of common stock underlying RSUs which will vest within 60 days of March 17, 2022.
10.Includes 55,300 shares of common stock issuable pursuant to options exercisable and 18,000 shares of common stock underlying RSUs which will vest within 60 days of March 17, 2022.
11.Includes 550,050 shares of common stock issuable pursuant to options exercisable and 18,000 shares of common stock underlying RSUs which will vest within 60 days of March 17, 2022.
12.Includes 85,300 shares of common stock issuable pursuant to options exercisable and 18,000 shares of common stock underlying RSUs which will vest within 60 days of March 17, 2022.
13.Includes 72,800 shares of common stock issuable pursuant to options exercisable and 18,000 shares of common stock underlying RSUs which will vest within 60 days of March 17, 2022.
14.Includes 651,367 shares of common stock issuable pursuant to options exercisable within 60 days of March 17, 2022. Also includes 4,500 shares held by Mr. Kies’s spouse.
15.Includes 395,367 shares of common stock issuable pursuant to options exercisable within 60 days of March 17, 2022.
16.Consists of 222,992 shares of common stock issuable pursuant to options exercisable and 16,666 shares of common stock underlying RSUs which will vest within 60 days of March 17, 2022.
17.Includes 3,472,601 shares of common stock issuable pursuant to options exercisable and 140,939 shares of common stock underlying RSUs which will vest within 60 days of March 17, 2022.

Inovio Pharmaceuticals, Inc.	18	2022 Proxy Statement

EXECUTIVE OFFICERS
AND OTHER INFORMATION
Our Executive Officers
The following table sets forth information as to persons currently serving as our executive officers, including their ages as of March 25, 2022:

Name	Age	Position
J. Joseph Kim, Ph.D.	53	President, Chief Executive Officer and Director
Peter D. Kies	58	Chief Financial Officer
Laurent M. Humeau, Ph.D.	55	Chief Scientific Officer
Jacqueline E. Shea, Ph.D.	56	Chief Operating Officer
For biographical information regarding Dr. Kim, see “Proposal 1—Election of Directors.”

Peter D. Kies	Chief Financial Officer

Mr. Kies has served as our Chief Financial Officer since 2002. From 1996 until joining us, he served as Chief Financial Officer for Newgen Results Corporation, and prior to that served as Controller for Cytel Corporation and as an auditor for Ernst & Young LLP. Mr. Kies holds a B.S. in Business Administration from United States International University in San Diego, California.

Laurent M. Humeau, Ph.D.	Chief Scientific Officer

Dr. Humeau has served as our Chief Scientific Officer since March 2019, having previously served as our Vice President and then Senior Vice President of Research and Development beginning in January 2014. Prior to joining us, Dr. Humeau was Senior Director of Translational Research, Human Therapeutics Division for Intrexon Corporation and previously served in a variety of roles, including Chief Scientific Officer and Vice President of Research and Development, at VIRxSYS Corporation. Dr. Humeau performed his post-doctoral formation at the University of California, San Francisco. He holds a Ph.D., summa cum laude, from Denis Diderot University (Paris 7, France) and a M.S. degree in Biology from Pierre & Marie Curie University (Paris 6, France).

Inovio Pharmaceuticals, Inc.	19	2022 Proxy Statement

Executive Officers

Jacqueline E. Shea, Ph.D.	Chief Operating Officer

Dr. Shea has served as our Chief Operating Officer since March 2019. Prior to joining us,
Dr. Shea served as Chief Executive Officer of Aeras, a nonprofit organization developing tuberculosis vaccines, from August 2015 to December 2018, and as its Chief Operating Officer from April 2014 to August 2015. Dr. Shea previously served as Vice President of Business Development, Europe for Emergent BioSolutions Inc. from May 2013 to March 2014, having previously served as Senior Director of Business Development for Emergent BioSolutions from 2005 to 2008. She was Vice President and General Manager of The Oxford-Emergent Tuberculosis Consortium, a global health joint venture formed between Oxford University and Emergent BioSolutions, from 2008 to 2013. She started her career as a post-doctoral researcher at Imperial College, London. Dr. Shea holds a Ph.D. from the National Institute for Medical Research, London, and a B.Sc. Hons. in Applied Biology from the University of Bath, U.K.

Family Relationships
No family relationships exist between any of our directors or executive officers.

Inovio Pharmaceuticals, Inc.	20	2022 Proxy Statement

COMPENSATION DISCUSSION
AND ANALYSIS
Overview
We are a biotechnology company focused on rapidly bringing to market precisely designed DNA medicines to treat, cure, and protect people from diseases associated with human papillomavirus ("HPV"), cancer, and infectious diseases. The success of development companies is significantly influenced by the quality and motivation of their work force. The core principle of our compensation for executive officers continues to be a strong pay-for-performance structure that ties a significant portion of each executive officer’s compensation to corporate performance. We seek to provide a competitive total compensation opportunity for our executive management team through a combination of base salary, cash incentive bonuses, long-term equity incentive compensation and benefit programs. Our pay-for-performance structure drives the amount of pay that is actually realized.
This Compensation Discussion and Analysis describes our compensation objectives, our executive compensation process and our policies and actions with respect to each compensation element. We describe the rationale for compensation decisions made in 2021 with respect to the following named executive officers for the fiscal year ended December 31, 2021.

Name	Position
J. Joseph Kim, Ph.D.	President, Chief Executive Officer and Director
Peter D. Kies	Chief Financial Officer
Laurent M. Humeau, Ph.D.	Chief Scientific Officer
Jacqueline E. Shea, Ph.D.	Chief Operating Officer
No other persons served as executive officers of our company during the year ended December 31, 2021.
2021 Business Highlights
Key 2021 Company highlights included:
•Completed dose selection from Phase 2 data and initiated global Phase 3 trial for INO-4800, our COVID-19 vaccine candidate;
•INO-4800 selected by the World Health Organization ("WHO") to be included in Solidarity Trial Vaccines;
•Established manufacturing consortium and developed a proprietary manufacturing process for production of plasmids
•Presented efficacy data for REVEAL1 (cervical dysplasia) and completed enrollment for REVEAL2 (confirmatory trial) Phase 3 trials for product candidate VGX-3100;
•Identified and advanced the development of pre-treatment biomarker for VGX-3100;
•Presented additional efficacy data for product candidate INO-5401 + cemiplimab in glioblastoma multiforme (GBM) participants;
•Completed enrollment for recurrent respiratory papillomatosis ("RRP") Phase 1/2 clinical trial (product candidate INO-3701);
•Completed enrollment for infectious disease vaccine programs: Phase 1b clinical trial for Lassa fever (INO-4500),Phase 1b clinical trial for Ebola (INO-4201 as a booster), and the first portion of Phase 2 clinical trial for MERS (INO-4700); and
•Advanced Zika dMAb trial with side-port needles.

Inovio Pharmaceuticals, Inc.	21	2022 Proxy Statement

Compensation Discussion and Analysis

Key Aspects of 2021 Executive Compensation: Strong Performance Orientation
Approximately 88% of our Chief Executive Officer’s target total compensation for the year ended December 31, 2021 was variable and at-risk. For 2020, 50% of the long-term incentive equity component was performance-based PSUs, which were intended to cover a multi-year performance period. The PSUs, which the Compensation Committee granted in 2020, are subject to clinical, funding, manufacturing and regulatory goals tied to our strategy, and only vest if such goals with respect to INO-4800, our COVID-19 vaccine candidate, are achieved as described below. The goals have not been achieved as of the date of this proxy statement, and the PSUs remain outstanding. For 2021, the long-term incentive equity grant consisted of time-based RSUs, which vest ratably over three years.
We place significant emphasis on variable, performance-based incentive compensation that focuses on our executives’ efforts to deliver both short-term and long-term goal achievement for our stockholders without encouraging excessive risk-taking. We accomplish this by placing a substantial portion of our executive officers’ total compensation “at-risk.” We consider compensation to be “at-risk” if it is subject to achievement of meaningful pre-set, objective goals, such as in our annual incentive program, or if it depends on the stock price, as in our long-term incentive program.
The graphics below illustrates the mix of fixed base salary, annual incentive and long-term target incentive compensation we provided to our CEO and NEOs for the year ended December 31, 2021 and the high proportion that is variable and at-risk.

CEO Pay Mix
8%
12%
43%
88%
at risk pay
37%
Options
Base
RSUs
Bonus

The proportion of total compensation that was variable and at-risk enhanced the link between pay and performance for the CEO and NEOs and strengthened the alignment of the interests of the CEO and NEOs with those of the Company and its stockholders.
2020 Performance-Based PSUs: Rigorous Milestone Goals for COVID-19 Vaccine Candidate
The 2020 PSUs, which were intended to cover a multi-year performance period, have performance conditions related to the development and commercialization of INO-4800, our vaccine candidate for COVID-19. Given the multi-year nature of the goals described below, performance has not yet been achieved and will continue to be assessed through the full performance period.
Portions of the PSUs will only vest, if at all, upon the achievement of:
•full enrollment in our planned Phase 2/3 trial of INO-4800;
•non-dilutive, third-party funding for clinical development and manufacturing of INO-4800;
•manufacture of 100 million doses of INO-4800 and a specified number of delivery devices; and
•U.S. FDA approval, with no more than a specified number of other COVID-19 vaccines having previously received such approval.
The target achievement date for each of the goals is within three years from the grant date in August 2020.

Inovio Pharmaceuticals, Inc.	22	2022 Proxy Statement

Compensation Discussion and Analysis
Once a goal has been achieved and the respective number of shares underlying PSUs have been earned, 50% of the underlying shares earned will vest on the date of achievement, and the remaining 50% of the underlying shares earned will vest one year thereafter, subject to the executive officer’s continued employment with us through such date. Given the intent for this program to cover key research and development performance milestones over a multi-year period, the Committee considered this program effective in driving critical performance milestones and viewed the overall program as continuing to have a meaningful performance-based component; therefore, no additional PSUs were granted in 2021.
Annual Cash Incentive: Rigorous, Pre-Set Clinical, Regulatory and Corporate Goals, Strong Performance Achievement and Annual Incentive Plan Payouts Reflecting Pay for Performance Alignment
At the beginning of 2021, we established annual cash incentive plan goals that management and the Compensation Committee considered rigorous, aggressive and challenging, attainable only with strong performance, and that took into account relevant opportunities and risks.
As discussed below, the objective, measurable goals fall into five categories:
•Develop and prepare for commercialization: INO-4800 (COVID-19)
•Develop and prepare for commercialization: VGX-3100 (HPV-associated diseases)
•Advance our oncology and orphan disease programs
•Advance our infectious disease programs (including MERS and Lassa)
•Other corporate objectives (including financing and business development)
The clinical and regulatory categories require enrollment, trials and other development activities for new product candidates. The corporate objectives involved raising capital and developing strategic plans.
The Compensation Committee set challenging targets and evaluated performance achievement relative to the goals. Based on achievement of the foregoing components, actual bonus payouts to our named executive officers for 2021 performance were at 96.4% of the targeted amounts.
Peer Group: Assessed and Updated Peer Group to Reflect Then-Current Market Capitalization
Each year, the Compensation Committee reassesses the group of peer companies used as a reference point for evaluating executive compensation. In connection with determining the compensation of the CEO and other executive officers, the Compensation Committee conducted a review of our peer group to ensure its continued appropriateness.
In 2020, the Compensation Committee revised the peer group selection criteria to maintain a balanced profile of companies in regards to clinical stage as well as financial profile to allow the Company sufficient room for growth and position it around the peer group median. The criteria for company size was increased (from $100 million - $900 million to $1.0 billion - $10.0 billion).

Overall, we removed 16 companies (Achillion Pharmaceuticals, Agenus Inc., Arbulus Biopharma, BioCryst Pharmaceuticals, Lineage Cell Therapeutics, Calithera Biosciences, Cellular Biomedicine Group, Dynavax Technologies, Five Prime Therapeutics, Geron, Jounce Therapeutics, MacroGenics, Inc., Seres Therapeutics, Syndax Pharmaceuticals, Syros Pharmaceuticals, and ZIOPHARM Oncology) because they no longer fit the peer group criteria or, in the case of Achillion, was acquired. These companies were replaced by Acceleron Pharma, Aimmune Therapeutics, Allakos, Apellis Pharmaceuticals, Arcus Biosciences, Arena Pharmaceuticals, BridgeBio Pharma, Esperion Therapeutics, Fate Therapeutics, FibroGen, Halozyme Therapeutics, Iovance Biotherapeutics, Momenta Pharmaceuticals, MyoKardia, TG Therapeutics, and Vir Biotechnology. The 22 companies in our updated peer group for 2021 compensation decisions were selected based on industry comparability, size and similarity in the stage of product development. We strive to achieve a peer group that results in Inovio being near the median in the group. The criteria for the selection were as follows:

•Biotechnology and pharmaceutical companies;

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Compensation Discussion and Analysis
•Companies primarily with product candidates in Phase 2 or Phase 3 clinical trials or NDA/newly marketed, with a preference towards immuno-oncology and oncology vaccine development;
•Market capitalization between $1 billion and $10 billion; and
•Between 50-600 employees.

In August 2020, the Compensation Committee approved the following 22 companies to comprise the Company's 2021 peer group:

Acceleron Pharma, Inc.	Aimmune Therapeutics, Inc.	Allakos, Inc.
Apellis Pharmaceuticals, Inc.	Arcus Biosciences, INc.	Arena Pharmaceuticals, Inc.
BridgeBio Pharma Inc.	ChemoCentryx, Inc.	Cytokinetics, Inc.
Deciphera Pharmaceuticals, Inc.	Epizyme, Inc.	Esperion Therapeutics, Inc.
Fate Therapeutics, Inc.	FibroGen, Inc.	Halozyme Therapeutics, Inc.
Iovance Biotherapeutics Inc.	Karyopharm Therapeutics, Inc.	Momenta Therapeutics, Inc.
MyoKardia, Inc.	Novavax, Inc.	TG Therapeutics, Inc.
Vir Biotechnology, Inc.

Peer Group Statistics as of July 31, 2020	Market Capitalization (billions)
25th Percentile	$1.8
50th Percentile	$3.7
75th Percentile	$3.8
Inovio	$3.7
Percentile Rank	50%

Consistent with best practices for corporate governance, the Compensation Committee has committed to review the peer group annually. In addition to using data from this peer group, supplemental survey data which is selected using similar criteria as described above for peer selection.
Our Compensation Committee does not benchmark compensation or make decisions with respect to compensation arrangements and amounts solely based on peer data, but refers to peer data to help ensure that target compensation amounts selected by the Compensation Committee do not materially deviate from market practices and that target amounts provide fair compensation given individual and company performance. In particular, the Compensation Committee requested data from Aon at the 25th percentile, median and 75th percentile of our peer group for base salary, target annual bonus, actual annual bonus, aggregate equity award value, total target compensation and total actual compensation. However, individual compensation decisions may deviate from the peer data, as our Compensation Committee discussed the peer data and made the 2021 compensation decisions in the context of the factors discussed below under the section titled “Compensation Components."
In 2021, due to a notable change in the market capitalization size of Inovio, the criteria for selecting peers for making 2022 compensation decisions were changed to the following:

•Biotechnology and pharmaceutical companies;
•Companies primarily with product candidates in Phase 2 or Phase 3 clinical trials or NDA/newly marketed, with a preference towards immuno-oncology and oncology vaccine development;
•Market capitalization between $600 million and $5.0 billion; and

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Compensation Discussion and Analysis
•Between 100-800 employees.

In August 2021, the Compensation Committee approved the following 21 companies to comprise the Company's 2022 peer group:

Adaptimmune Therapeutics	ChemoCentryx	Iovance Biotherapeutics
Agenus	Cytokinetics	Karyopharm Therapeutics
Alector	Deciphera Pharmaceuticals	PureTech Health
Allakos	Epizyme	Replimune Group
Arcus Biosciences	FibroGen	Seres Therapeutics
Arena Pharmaceuticals	Forma Therapeutics	TG Therapeutics
Atara Biotherapeutics	Halozyme Therapeutics	Vir Biotechnology

Peer Group Statistics as of July 16, 2021	Market Capitalization (billions)
25th Percentile	$1.2
50th Percentile	$1.9
75th Percentile	$3.8
Inovio	$1.8
Percentile Rank	48%

Our Executive Compensation Program
Program Objectives
We design our executive compensation program to achieve the following objectives:
•Motivate and reward executives whose knowledge, skills and performance are essential to our success;
•Align the performance of our executives and the interests of our stockholders;
•Recruit and retain executive talent; and
•Support the corporate business strategy and business plan by rewarding achievement based on our expectations for results and attainment of short-term and long-term goals by our executives.
2021 Say-on-Pay Vote
At our annual meeting of stockholders in 2021, approximately 79% of the votes cast on the say-on-pay proposal supported the proposal. Our Board and our Compensation Committee value the opinions of our stockholders, and we believe that it is important for our stockholders to have an opportunity to vote on this proposal annually. In addition to our annual advisory vote on executive compensation, we are committed to ongoing engagement with our stockholders on executive compensation and corporate governance issues.
Our Compensation Committee has considered the results of the advisory vote in the context of our overall compensation philosophy, policies and decisions. Our Compensation Committee believes that the 2021 stockholder vote endorsed our compensation philosophy and the decisions we made for 2020. After discussing the levels of support in past years in favor of the proposals, and considering the Compensation Committee’s continued use of the measures we adopted in response to previous advisory votes to further align management and stockholder interests, including stock ownership guidelines, our Compensation Committee decided to generally maintain a consistent course for 2021 compensation decisions.

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Compensation Discussion and Analysis
Compensation Process
Role of the Compensation Committee
The Compensation Committee of our Board has the primary responsibility for determining compensation of our executives. Our Board has determined that each member of our Compensation Committee is “independent” as that term is defined by applicable Nasdaq rules, is an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (to the extent necessary to comply with the “performance-based compensation” exception from Section 162(m) of the Code prior to its repeal by the Tax Cuts and Jobs Act for taxable years beginning after December 31, 2017 or the related transition relief discussed below) and is a “non-employee” director as defined under Section 16 of the Exchange Act.
Our Compensation Committee determines all compensation matters for our named executive officers (excluding our CEO), including base salary, bonuses, and equity compensation. Utilizing input from our Chief Executive Officer as well as that of independent compensation consultants as needed, the Compensation Committee makes an independent decision on compensation for each executive. The Compensation Committee also oversees the Chief Executive Officer and other senior officers in making compensation determinations of our non-executive staff. The Compensation Committee assesses performance on a number of subjective and objective factors, including the achievement of company and individual performance goals.
In making decisions regarding executive compensation, our Compensation Committee considers, among other things:
•Measurable accomplishments and performance of the Company in meeting the annual objectives;
•Past compensation levels of each executive and the executives as a group;
•Consistency of current compensation with previous compensation decisions and benchmarks;
•Compensation paid to comparable positions at peer companies;
•Existing levels of stock and stock option ownership among our executives, previous stock option grants and vesting schedules to ensure executive retention and alignment with stockholder interests;
•Management recommendations; and
•General trends in executive compensation.

The Compensation Committee conducts an annual review of the Chief Executive Officer’s performance and reports its evaluation to the Board. The Board reviews the Compensation Committee’s evaluation and recommendation and also evaluates the Chief Executive Officer’s performance according to the goals and objectives established periodically by the full Board. This review serves as the basis for the recommendation of the Compensation Committee on Chief Executive Officer compensation. The Chief Executive Officer does not play any role with respect to any matter affecting his own compensation and is not present when the Compensation Committee discusses and formulates the compensation recommendation.
Role of the Independent Compensation Consultant
The Compensation Committee recognizes that there is value in procuring independent, objective expertise and counsel in connection with fulfilling its duties.
The Compensation Committee has the authority to engage advisers to assist the committee in carrying out its duties. The Compensation Committee has engaged the Human Capital Solutions practice of Aon, part of Aon plc (“Aon”), an independent compensation consultant, to provide information on compensation trends and practices and to assist in evaluating our executive compensation policy and programs. The Compensation Committee engaged Aon in 2021 for compensation consulting services. To facilitate the Compensation Committee’s review and decision making for the overall compensation strategy, Aon provided the Compensation Committee with a peer group proxy study, general biopharma industry market data, benchmarks and recommendations for equity awards for executives. Aon does not provide services to our management without the Compensation Committee’s approval, but has been directed by the Compensation Committee to work in cooperation with management as necessary to gather information to carry out its obligation to the Compensation Committee. The Compensation Committee has assessed the independence of Aon pursuant to SEC and Nasdaq rules and concluded that no conflict of interest exists that would prevent Aon from serving as an independent consultant to the Compensation Committee.

While the Compensation Committee took into consideration the review and recommendations of Aon when making decisions about our executive compensation program, ultimately, the Compensation Committee made its own independent decisions about compensation matters.

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Compensation Discussion and Analysis
Role of the Chief Executive Officer
The Compensation Committee works with our Chief Executive Officer to set the target total direct compensation of each of our named executive officers other than our Chief Executive Officer. As part of this process, our Chief Executive Officer evaluates each named executive officer, determines his recommendations about the target compensation of each named executive officer and delivers his evaluations and compensation recommendations to the Compensation Committee.
Taking into account the Chief Executive Officer’s evaluations and recommendations and other information it deems relevant, such as our achievement of corporate goals, the executive officer’s achievement of individual goals, responsibilities and experience, as well as the compensation philosophy described above and with reference to the peer group data, the Compensation Committee sets the target total direct compensation of our named executive officers. The Compensation Committee sets the compensation for our Chief Executive Officer and each of our named executive officers.
Compensation Components
Our executive compensation primarily consists of base salary, cash incentive compensation and long-term equity-based compensation. We place significant emphasis on performance-based incentive compensation that focuses on our executives’ efforts to deliver both short-term and long-term goal achievement for our stockholders without encouraging excessive risk taking.
The factors our Compensation Committee considered for each of our executives in 2021 included:
•Overall corporate performance during 2021 as measured against predetermined performance goals;
•The roles and responsibilities of our executives in executing the corporate goals;
•Our executives’ performance during 2021 in general and as measured against predetermined performance goals;
•The individual experience and skills of our executives;
•Any contractual commitments we have made to our executives regarding compensation; and
•Compensation paid by similar companies to their executives with similar roles and responsibilities.
Base Salary
Base salaries of executive officers are reviewed and approved annually by our Compensation Committee and adjustments are made based on (i) salary recommendations from our Chief Executive Officer, (ii) individual performance of executive officers for the previous fiscal year, (iii) our financial results for the previous year, and (iv) our financial condition. Our Chief Executive Officer does not make recommendations regarding his own compensation. In addition, in establishing the total compensation package for our Chief Executive Officer, the Compensation Committee pursues the same objectives and policies that apply for our other executive officers.
Base salary reflects job responsibilities, value to us and individual performance, taking into consideration the need to attract and retain our executives. We determine salaries for our named executive officers initially by reference to each executive’s employment agreement, which we describe below. The Compensation Committee determines any increase over these salaries based upon recommendations of our Chief Executive Officer and other factors, except in the case of the Chief Executive Officer’s own compensation. The Compensation Committee generally reviews base salaries of our executives annually and adjusts salaries from time to time to realign salaries with market levels, individual performance and the performance of the Company.
Achievement of individual and corporate accomplishments along with the executive officer’s level of responsibility, competitive factors and our internal policies regarding salary increases were considered regarding 2021 salary increases.

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Compensation Discussion and Analysis
Annual base salaries for each of our named executive officers for 2020 and 2021 were as follows:

Name	2020 Salary ($)	2021 Salary ($)	Increase (%)

J. Joseph Kim, Ph.D.	699,345	720,326	3
Peter D. Kies	450,591	464,108	3
Laurent M. Humeau, Ph.D.	440,000	453,200	3
Jacqueline E. Shea, Ph.D.	440,000	453,200	3

Salary increases for our Chief Executive Officer, Chief Financial Officer, Chief Scientific Officer and Chief Operating Officer for 2021 were 3%. Increases were given in order for the adjusted base salaries to be at approximately the 50th percentile within our peer group for those executives.
Performance-Based Annual Cash Incentive Compensation
We provide for an annual cash incentive that reinforces our pay-for-performance approach. This incentive compensation is a short-term incentive program that rewards achievement of annual goals and objectives. At the end of each calendar year, annual incentive awards are awarded at the sole determination of the Compensation Committee (on behalf of the Board) based on the actual and measurable performance of the Company based on a set of predetermined corporate objectives established and communicated to executives at the beginning of the previous year.
Each year, the Chief Executive Officer provides company goals to the Board for review and the Board reviews and approves the goals and assigns weightings. The weightings for each goal vary year to year depending on the importance of the goal for a particular year. At the end of the year, the Compensation Committee determines an overall corporate performance score that is then multiplied by each executive’s target bonus, which is expressed as a percentage of base salary.
In 2021, the target bonus percentage of the Chief Operating Officer was increased from 40% to 50%, to align this position with market benchmarks at the 50th percentile. All other named executive officer target bonus percentages were unchanged from 2020, consistent with our philosophy that a significant portion of each executive’s total target compensation should be performance-based, and reflected the Compensation Committee’s review of internal pay equity. The Compensation Committee also considered the recommendation of our Chief Executive Officer that target levels for the other officers not change from 2020 levels and concluded that there were no extraordinary factors creating a need to modify the other 2020 target bonus levels.
The corporate goals for 2021 were similar to those in 2020, focusing on the clinical and preclinical development of our product candidates, as well as other strategic goals such as fundraising and business development. The 2021 corporate performance score was the sum of the achievement levels of the following corporate objectives, as further described below:

2021 Corporate Objectives	Target Weighting (%)	Actual Achievement (%)
Develop and prepare for commercialization: INO-4800 (COVID-19)	35	29
Develop and prepare for commercialization: VGX-3100 (HPV-associated diseases)	30	31.5
Advance our oncology and orphan disease programs	12	15.5
Advance our infectious disease programs (including MERS and Lassa)	10	10
Other corporate objectives (including financing and business development)	13	10.4
Total	100	96.4

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Compensation Discussion and Analysis
The target weightings set forth in the table above were comprised of the following components:
COVID-19 Vaccine Candidates:
•15% for completing dose selection from Phase 2 data and initiating the global Phase 3 trial for INO-4800;
•12% for advancing INO-4802 addressing variant of concern and conducting a Phase 1/2 trial for INO-4800; and
•8% for manufacturing of DNA plasmid, devices and arrays to deliver INO-4800 and INO-4802.
VGX-3100:
•12% based on presentation of top line efficacy data for our REVEAL1 Phase 3 trial;
•12% based on enrollment levels and numbers of patients dosed in our REVEAL2 Phase 3 trial; and
•6% for advancing the development of the miRNA biomarker in vitro diagnostic ("IVD") platform with Qiagen and analyzing the research level data of REVEAL 1 clinical samples for miRNA signatures.
Advancing Oncology Programs:
•6% to conduct additional efficacy and tolerability assessments and conduct clinical data review with Regeneron for GBM-001; and
•6% based on enrollment levels and numbers of patients dosed in our RRP trial.
Advancing Infectious Disease Programs:
•4% for development activities associated with our Zika dMAb trial; and
•6% in the aggregate based on enrollment and numbers of patients dosed in our Lassa fever and MERS trials.
Additional Corporate Objective:
•13% to maintain a strong balance sheet via a combination of new funding and control of expenses to end the year with no less than 2 years cash runway based on the current approved budget.

For each corporate objective described above, partial credit could be given by the Compensation Committee based on the actual level of achievement. In the event that achievement of a predetermined stretch goal within the objectives described above was achieved, the Compensation Committee could give up to 50% extra credit for that objective.
At the time the Compensation Committee set our goals for 2021, the Compensation Committee believed that each of the corporate objectives were achievable at the target level, but only with significant effort.
In 2021, our performance against the corporate objectives resulted in a corporate score of 96.4%, calculated as follows, compared to a 2020 corporate performance score of 110%.
•We partially met the goals surrounding INO-4800 and INO-4802, collectively yielding 24% credit of the possible 27%;
•We partially met the goals surrounding the manufacturing of DNA plasmid, devices, and arrays, yielding 5% credit of the possible 8%;
•We achieved our goals with respect to REVEAL-1 Phase 3 efficacy data readout target and REVEAL-2 Phase 3 dosing target, collectively yielding 24% credit;
•We exceeded our goal to advance the development of the miRNA biomarker IVD platform, yielding 7.5% credit (which was 125% of the target weighting of 6% credit);
•We achieved our goal for GBM-001, yielding 6% credit;
•We exceeded our goal surrounding RRP-001 dosing, yielding 7.5% credit (which was 125% of the target weighting of 6% credit);
•We successfully submitted a proposed amendment to the RRP Phase 3 trial design, yielding 2% credit;
•We partially met our goal for Lassa fever trial dosing, yielding 1.5% credit of the possible 3%;

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Compensation Discussion and Analysis
•We significantly exceeded our goal with respect to MERS dosing, yielding 4.5% credit (which was 150% of the target weighting of 3% credit;
•We met our goal related to the Zika dMAb trial, yielding 4% credit; and
•We partially met our other corporate objectives, yielding 10.4% credit of the possible 13%.
The actual payouts to each named executive officer for 2021 performance are set forth below and in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

Name	Base Salary ($)	Target Opportunity (%)	Target Opportunity ($)	Weighted Performance Payout Percentage (%)	Total Payout ($)

J. Joseph Kim, Ph.D.	720,326	65	468,212	96.4	451,356
Peter D. Kies	464,108	40	185,643	96.4	178,960
Laurent M. Humeau, Ph.D.	453,200	40	181,280	96.4	174,754
Jacqueline E. Shea, Ph.D.	453,200	50	226,600	96.4	218,442
Long-Term Equity-Based Incentive Compensation
Our long-term incentive program provides annual awards, and in rare circumstances, one-time awards, which are variable and "at-risk". The objective of the program is to align compensation for named executive officers over a multi-year period directly with the interests of our stockholders by motivating and rewarding creation and preservation of long-term stockholder value. We believe that we can maximize our long-term performance best if we tie the value of the long-term benefits our executives receive to our long-term performance.
The Compensation Committee has structured the 2021 mix of equity vehicles and the relative weight assigned to each to motivate stock price appreciation over the long term through a combination of stock options, which deliver value only if the stock price increases, and RSUs, which are complementary because they have upside potential but deliver some value even if the stock price does not increase, and they also encourage ownership and retention while aligning executive officers’ interests with those of our stockholders.

Our Compensation Committee receives preliminary recommendations for equity-based awards from our Chief Executive Officer. Our Compensation Committee then reviews the market-based recommendations based on our peer group and recommends equity-based awards for all of our officers, including our Chief Executive Officer and the other named executive officers, to our Board for approval.
We generally grant stock options to our employees, including our named executive officers, in connection with their initial employment with us. The long-term incentives, including stock options, create a strong link between performance and payouts, and a strong alignment between the interests of executive officers and the interests of our stockholders.

Each RSU represents a contingent right to receive one share of common stock. RSUs typically vest over three years in three equal installments beginning on the first anniversary of the grant date. Vested units of restricted stock can be settled in shares of common stock, cash or a combination of both.
Long-term equity-based incentive grant values are targeted to be at the market 50th percentiles in aggregate based on the companies in our peer group. This target remained flat year-over-year. The Compensation Committee aims to balance the responsible use of shares with its goals of alignment with stockholders and executive retention, and to do so in 2021 granted a blend of stock options and RSUs. The Compensation Committee considers and evaluates the appropriate mix of equity vehicles each year, taking into consideration these various factors.

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Compensation Discussion and Analysis
For 2021, the mix of equity grant value was approximately 53% in the form of stock options and 47% in the form of RSUs. The number of stock options and RSUs granted by the Compensation Committee in February 2021 were as follows:

Name	Stock Options ($)	Stock Options (#)(1)	RSUs ($)	RSUs (#)(2)

J. Joseph Kim, Ph.D.	2,625,258	319,800	2,289,930	206,300
Peter D. Kies	860,581	104,833	750,726	67,633
Laurent M. Humeau, Ph.D.	860,581	104,833	750,726	67,633
Jacqueline E. Shea, Ph.D.	860,581	104,833	750,726	67,633
1.Each of these stock option awards has an exercise price of $11.10 and vests in four equal installments, with 25% vesting immediately on the grant date and 25% vesting on each anniversary of the grant date thereafter. See "Grants of Plan-Based Awards" below, for details on these awards.
2.     These RSUs vest over three years in three equal installments beginning on the first anniversary of the grant date. See "Grants of Plan-Based Awards" below, for details on the grant date fair value of these awards.
2020 Performance-Based PSU Awards with Continuing Performance Period
On August 28, 2020, the Compensation Committee approved the grant of PSUs to our NEOs under the terms of our 2016 Omnibus Incentive Plan, as amended to date, as set forth in the table below. The PSUs were approved with a specified dollar value and were converted to an equivalent number of shares of common stock based on the closing price of our common stock on the grant date, rounded up to the nearest whole share. These grants were designed to promote the achievement of key strategic goals and retention of key executive officers over a multi-year period, and only vest to the extent of achievement of the research and development performance goals. This program continues to drive key performance throughout 2021 and beyond and the Committee views the overall compensation program as continuing to have a meaningful performance-based alignment with this multi-year program in place; therefore no additional PSUs were granted in 2021. The PSUs granted in 2020 were as follows:

Name	Target Value of Award ($)	Shares Underlying PSU Grant (#)

J. Joseph Kim, Ph.D.	3,500,000	290,216
Peter D. Kies	1,500,000	124,379
Laurent M. Humeau, Ph.D.	1,500,000	124,379
Jacqueline E. Shea, Ph.D.	1,500,000	124,379

The Compensation Committee established the following performance goals and corresponding performance periods over which the performance goals must be attained, the satisfaction of which are conditions to earning the PSUs.
The first 20% of the PSUs granted will be earned if our planned Phase 2/3 clinical trial for INO-4800 is fully enrolled. An additional 25% of the PSUs granted will be earned if we receive more than a specified amount of non-dilutive, third-party funding for manufacturing and clinical development of INO-4800. An additional 25% of the PSUs granted will be earned if we complete manufacture of at least 100 million (1 mg equivalent) doses of INO-4800 and arrays and a specified number of delivery devices. The remaining 30% of the PSUs granted will be earned if INO-4800 receives regulatory approval by the U.S. Food and Drug Administration and no more than a specified number of other COVID-19 vaccines have previously received such approval.
Each of the foregoing performance goals has a target achievement date occurring within the next one to two years from the date of this proxy statement. However, the Compensation Committee may, in its discretion, give credit for any performance goal achieved after the target deadline.

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Compensation Discussion and Analysis
Once a goal has been achieved and the respective number of shares underlying a PSU has been earned, 50% of the underlying shares earned will vest on the date of achievement, and the remaining 50% of the underlying shares earned will vest one year thereafter, subject to the executive officer’s continued employment with us through such date. In the event of a change in control, earned but unvested awards would automatically vest in full to the extent earned. In the event of a change in control, if a performance goal has been substantially completed, the Compensation Committee may, in its discretion, declare the applicable portion of the award to be earned and may accelerate vesting of all or a portion of the awards. In the event of the executive officer’s termination for cause (as defined in the applicable executive officer’s employment agreement) or other than for good reason (as defined in the applicable executive officer’s employment agreement), any unearned awards and any earned but unvested awards would be forfeited. In the event of the executive officer’s termination other than for cause, the awards would not be forfeited and would remain subject to the aforementioned earning and vesting conditions.
Other Aspects of Our Compensation Program
Severance and Change in Control Benefits
All of our named executive officers are eligible for certain severance benefits upon a qualifying termination under the terms of their employment agreements. Our Compensation Committee considers these severance benefits critical to attracting and retaining high-caliber executives. Additionally, our Compensation Committee believes that providing enhanced severance benefits to our Chief Executive Officer and Chief Financial Officer upon a qualifying termination in connection with a change in control minimizes the distractions to these executives in connection with a corporate transaction and reduces the risk that our Chief Executive Officer and Chief Financial Officer depart our company before a transaction is completed. We believe that the severance benefits allow our Chief Executive Officer and Chief Financial Officer to focus on continuing normal business operations and, in the case of change in control severance benefits, the success of a potential business combination, rather than worry about how business decisions that may be in our best interest and the interests of our stockholders will impact their own financial security. These existing arrangements help ensure stability, and will help enable our Chief Executive Officer and Chief Financial Officer to maintain a balanced perspective in making overall business decisions during periods of uncertainty. Our Compensation Committee periodically reviews the severance payments and benefits that we provide, including by reference to market data, to ensure they remain appropriately structured and at reasonable levels. A more detailed description of the severance and change in control payments and benefits is provided below under “Potential Payments upon Termination or Change in Control.”
Other Benefits
We provide our named executive officers with the same employee benefits that all of our other employees receive under our broad-based benefit plans. These plans provide for health benefits, life insurance and other welfare benefits.
Perquisites
We do not provide our named executive officers with any perquisites that we do not provide to all of our other employees.
Risks Related to Compensation Policies and Practices
The Compensation Committee has considered whether our overall compensation program for employees in 2021 and 2022 creates incentives for employees to take excessive or unreasonable risks that could materially harm our company, and determined that our policies and programs are not reasonably likely to have a material adverse effect on the Company. We believe that several features of our compensation policies for management employees appropriately mitigate such risks, including a mix of long- and short-term compensation incentives that we believe is properly weighted, the uniformity of compensation practices across our company and the use of our 2021 and 2022 business plans, which the Compensation Committee regards as setting an appropriate level of risk taking for us, as a baseline for bonus plan targets for our management. We also believe our internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing us to a harmful long-term business transaction in exchange for short-term compensation benefits.
Recoupment Policy
In order to align further management’s interests with the interests of our stockholders and to support good corporate governance practices, our Corporate Governance Guidelines provide that, subject to rules of the SEC and the exchange on which our common stock is traded, in the event that we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the federal securities laws, we shall recover from any current or former executive officer, as

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Compensation Discussion and Analysis
determined in accordance with such rules, who received cash and equity-based compensation (including stock options awarded as compensation) during the three-year period preceding the date on which we are required to prepare an accounting restatement, based on the erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement and any respective profits that officer has realized from the sale of our securities during the 12-month period preceding the date on which we are required to prepare an accounting restatement.
Accounting Considerations
The accounting impact of our executive compensation program is one of many factors that the Compensation Committee considers in determining the size and structure of our compensation program.
Deductibility of Executive Compensation Under Section 162(m) of the Code
Under Section 162(m) of the Code, compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Prior to the enactment of the Tax Cuts and Jobs Act, Section 162(m) of the Code provided a performance-based compensation exception, pursuant to which the deduction limit under Section 162(m) of the Code did not apply to any compensation that qualified as “performance-based compensation” under Section 162(m) of the Code. Pursuant to the Tax Cuts and Jobs Act, the performance-based compensation exception under Section 162(m) of the Code was repealed with respect to taxable years beginning after December 31, 2017, except that certain transition relief is provided for compensation paid pursuant to a written binding contract which was in effect on November 2, 2017 and which is not modified in any material respect on or after such date.
Compensation paid to each of the Company’s “covered employees” in excess of $1 million per taxable year generally will not be deductible unless it qualifies for the performance-based compensation exception under Section 162(m) of the Code pursuant to the transition relief described above. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code, as well as other factors beyond the control of the Compensation Committee, no assurance can be given that any compensation paid by the Company will be eligible for such transition relief and be deductible by the Company in the future. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m) of the Code. The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) of the Code if it determines that such modifications are consistent with the Company’s business needs.
Stock Ownership Guidelines and Policies
In March 2019, our Compensation Committee adopted stock ownership guidelines for our directors and officers. Our Compensation Committee, in consultation with Aon, determined that stock ownership guidelines are common among large public companies and are increasing in prevalence among mid-sized and smaller companies. The Compensation Committee also determined that stock ownership guidelines help align the interests of our executives with those of our stockholders and may act as a risk mitigation device.
The stock ownership guidelines are based on a multiple of base salary or annual cash retainer, as follows:

Position	Ownership Guideline
Chief Executive Officer	3 times annual base salary
Other Executive Officers	1 times annual base salary
Non-Employee Director	3 times annual base cash retainer (not including amounts received for service on Board committees)
For purposes of these guidelines, “ownership” includes: (1) shares owned directly by the individual (or jointly with the individual’s spouse) and by members of the individual’s immediate family; (2) shares held in trust for the benefit of the individual and/or his or

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Compensation Discussion and Analysis
her immediate family members residing in the same household; (3) shares subject to outstanding stock options held by the individual (but only to the extent vested and with an exercise price less than the average of the daily closing sales price of our common stock for the last 90 trading days of the immediately preceding calendar year; and (4) 50% of the shares subject to unvested RSUs held by the individual.
Our executive officers and directors have until the later of December 31st of the year in which the officer or director achieves his or her fifth year of service as an officer or director, and December 31st of the fifth year following the year in which the individual becomes subject to the ownership guidelines to comply with the guidelines.
Policy Regarding Hedging and Pledging of Our Common Stock
In addition to our stock ownership guidelines, our executive officers and directors are also subject to our Amended and Restated Code of Business Conduct and Ethics, which prohibits all employees and directors from purchasing financial instruments designed to hedge or offset any decrease in the market value of the Company’s common stock or engage in any transaction that would have the effect of reducing or eliminating the economic risk of holding the Company’s common stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, and exchange funds). Our executive officers and directors are also subject to our Amended and Restated Insider Trading Policy, which prohibits all employees and directors from engaging in short-term or speculative transactions in the Company’s securities, including pledging and purchasing Company securities on margin.

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EXECUTIVE
COMPENSATION
Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for 2021, 2020 and 2019.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan ($)(4)	All Other Compensation ($)(5)	Total ($)

J. Joseph Kim, Ph.D.	2021	844,056	2,289,930	2,625,258	451,356	13,000	6,223,600
President and Chief Executive Officer	2020	694,645	3,499,999	—	500,032	13,000	4,707,676
	2019	837,735	638,274	642,803	457,222	12,500	2,588,534
Peter D. Kies	2021	496,168	750,726	860,581	178,960	11,382	2,297,817
Chief Financial Officer	2020	445,639	1,499,996	—	198,260	10,010	2,153,905
	2019	523,285	215,096	216,712	177,833	10,010	1,142,936
Laurent M. Humeau, Ph.D.	2021	484,508	750,726	860,581	174,754	13,000	2,283,569
Chief Scientific Officer(6)	2020	430,769	1,499,996	—	193,600	13,000	2,137,365
	2019	393,903	199,398	200,970	165,760	12,500	972,531
Jacqueline E. Shea, Ph.D.	2021	467,585	750,726	860,581	218,442	12,823	2,310,157
Chief Operating Officer(7)	2020	430,769	1,499,996	—	193,600	12,946	2,137,311
	2019	335,000	181,000	465,120	165,760	10,154	1,157,034
1.Salary includes contributions made by the employee to our 401(k) plan and payouts of accrued but unused vacation time.
2.Represents the grant date fair values of RSUs and, for 2020 only, PSUs, in each case computed in accordance with FASB ASC Topic 718. See Note 11 “Stockholders' Equity”, to our audited consolidated financial statements for the year ended December 31, 2021, included in our Annual Report on Form 10-K, for the assumptions made in determining stock compensation values. For the PSUs granted in 2020, no amounts are included in this column as the underlying performance conditions were deemed to be not probable of achievement as of the grant date. Assuming the highest level of achievement of the PSUs as of the grant date, the fair values would be $3,500,000 for Dr. Kim and $1,500,000 for each of Mr. Kies, Dr. Humeau and Dr. Shea.
3.Represents the grant date fair value of stock options computed in accordance with FASB ASC Topic 718. See Note 11 “Stockholders' Equity”, to our audited consolidated financial statements for the year ended December 31, 2021, included in our Annual Report on Form 10-K, for the assumptions made in determining stock compensation values. During the year ended December 31, 2020, the named executive officers were not granted any stock options.
4.The amounts in this column reflect cash incentive bonuses earned during the respective year and paid during the first quarter of the following year. See “Compensation Discussion and Analysis-Compensation Components- Performance-Based Annual Cash Incentive Compensation” for additional information regarding bonus payouts earned for 2021.
5.Represents company 401(k) match amounts for the indicated year.
6.Appointed as Chief Scientific Officer on March 8, 2019, but amounts for 2019 include amounts earned as an employee for the period prior to appointment as an executive officer.
7.Commenced employment as Chief Operating Officer on March 25, 2019.

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Executive Compensation
Grants of Plan-Based Awards
The following table sets forth certain information with respect to stock awards and other plan-based awards granted to our named executive officers during 2021.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Target ($)	Maximum ($)	Stock Awards: Number of Units (#)(2)	Stock Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)

J. Joseph Kim, Ph.D.	—	468,212	561,854	—	—	—	—
	2/26/2021	—	—	206,300	—	—	2,289,930
	2/26/2021	—	—	—	319,800	11.10	2,625,258
Peter D. Kies	—	185,643	222,772	—	—	—	—
	2/26/2021	—	—	67,633	—	—	750,726
	2/26/2021	—	—	—	104,833	11.10	860,581
Laurent M. Humeau, Ph.D.	—	181,280	217,536	—	—	—	—
	2/26/2021	—	—	67,633	—	—	750,726
	2/26/2021	—	—	—	104,833	11.10	860,581
Jacqueline E. Shea, Ph.D.	—	226,600	271,920	—	—	—	—
	2/26/2021	—	—	67,633	—	—	750,726
	2/26/2021	—	—	—	104,833	11.10	860,581
1.Non-equity incentive plan awards represent the target and maximum amounts of cash incentive compensation payable under our annual cash incentive plan. The actual amounts earned are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. There are no threshold payouts, as partially met goals can receive a proportional score based on the partial achievement. Target payments amounts are paid at 100% of the target incentive and assume goal attainment of 100% of the corporate performance measurement score. Maximum payment amounts reflect 120% of the annual target incentive, which assumes the attainment of the other corporate goals. For additional information regarding the annual cash incentive plan, see “Compensation Discussion and Analysis” above.
2.These RSUs vest over three years in three equal installments beginning on the first anniversary of the grant date.
3.These stock option awards vest 25% immediately and 25% on each anniversary thereafter.

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Executive Compensation

Outstanding Equity Awards at Fiscal Year-End
The following tables set forth certain information with respect to outstanding equity awards held by the named executive officers at December 31, 2021.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)		Equity Incentive Plan Awards: Unearned Shares or Units of Stock That Have Not Vested ($)(2)

J. Joseph	75,000	—	12.92	3/26/2024
Kim, Ph.D.	50,000	—	8.80	5/22/2024
	85,000	—	7.56	3/5/2025
	40,000	—	8.01	5/8/2025
	172,000	—	7.02	3/9/2026
	43,150	—	6.68	3/10/2027
	138,250	—	4.29	3/5/2028
	223,575	74,525	3.34	3/8/2029	63,700	(3)	317,863
					278,773	(5)	1,391,077
								290,216	(6)	1,448,178
	79,950	239,850	11.10	2/26/2031	206,300	(7)	1,029,437
Peter	20,000	—	2.16	3/14/2023
D. Kies	37,500	—	12.92	3/26/2024
	38,750	—	8.80	5/22/2024
	60,000	—	7.56	3/5/2025
	67,500	—	7.02	3/9/2026
	100,000	—	6.68	3/10/2027
	126,500	—	4.29	3/5/2028
	75,375	25,125	3.34	3/8/2029	21,466	(3)	107,115
					119,474	(5)	596,175
								124,379	(6)	620,651
	26,209	78,624	11.10	2/26/2031	67,633	(7)	337,489
Laurent M.	20,000	—	10.00	1/6/2024
Humeau,	25,000	—	7.56	3/5/2025
Ph.D.	18,000	—	7.02	3/9/2026
	13,750	—	6.68	3/10/2027
	126,500	—	4.29	3/5/2028
	69,900	23,300	3.34	3/8/2029	19,900	(3)	99,301
		—			119,474	(5)	596,175
								124,379	(6)	620,651
	26,209	78,624	11.10	2/26/2031	67,633		337,489
Jacqueline	50,000	50,000	3.62	3/25/2029	16,666	(4)	83,163
E. Shea,					119,474	(5)	596,175
Ph.D.								124,379	(6)	620,651
	26,209	78,624	11.10	2/26/2031	67,633	(7)	337,489

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Executive Compensation

1.These stock option awards vest 25% immediately on the date of grant and 25% on each anniversary thereafter. The option expiration date as reflected in the table is the tenth anniversary of the grant date.
2.The market value of RSUs and PSUs that have not vested is based on $4.99 per share, the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2021.
3.These RSUs vested in full on March 8, 2022.
4.These RSUs vested in full on March 25, 2022.
5.These RSUs vested as to one-half of the shares on March 11, 2022 and the remainder will vest on March 11, 2023.
6.These PSUs will vest based on achievement of pre-defined goals, described above under “Compensation Discussion and Analysis—Compensation Components— Long-Term Equity-Based Incentive Compensation.” If a goal has been achieved and the respective number of shares underlying a PSU has been earned, 50% of the underlying shares earned will vest on the date of achievement, and the remaining 50% of the underlying shares earned will vest one year thereafter, subject to the executive officer’s continued employment with us through such date.
7.These RSUs vested as to one-third of the shares on February 26, 2022, and the remainder will vest in two equal installments on February 26, 2023 and February 26, 2024.
Options Exercised and Stock Vested During Fiscal Year 2021
The following table provides information on stock option exercises and vesting of RSUs in fiscal 2021 for our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)(2)

J. Joseph Kim, Ph.D.	62,500	604,715	323,187	3,144,607
Peter D. Kies	43,750	271,757	108,770	1,076,023
Laurent M. Humeau, Ph.D.	—	—	107,203	1,062,061
Jacqueline E. Shea, Ph.D.	100,000	908,989	76,404	782,423

1.The value realized upon exercise of stock options reflects the price at which shares acquired upon exercise of the stock options were sold on the date of exercise or otherwise valued for income tax purposes, based on the closing price of our common stock on the date of exercise, net of the exercise price for acquiring the shares.
2.Computed by multiplying the closing market price of our common stock on the vesting date by the number of RSUs subject to such award vesting on the applicable vesting date.
Chief Executive Officer Pay Ratio
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our principal executive officer’s annual total compensation to the annual total compensation of our median employee.
During fiscal 2021, our principal executive officer was our President and Chief Executive Officer, J. Joseph Kim, Ph.D. For 2021, the annual total compensation for Dr. Kim was $6,223,600. The annual total compensation for our median employee (identified as disclosed below) was $180,313 resulting in a pay ratio of approximately 35:1.
In accordance with Item 402(u) of Regulation S-K, we identified a new median employee as of November 29, 2021 (the median employee determination date), by (i) aggregating for each applicable employee (A) base salary as of November 29, 2021 (or hourly rate multiplied by estimated work schedule, for hourly employees), (B) the target bonus for 2021 and, (C) the estimated grant date fair value of any equity awards granted during 2021, and (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all employees of the Company, excluding Dr. Kim.

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Executive Compensation
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Employment Agreement with J. Joseph Kim, Ph.D.
Under an executive employment agreement entered into in 2008 and amended in 2012, J. Joseph Kim, Ph.D. serves as our Chief Executive Officer. The agreement provides that Dr. Kim is entitled to receive an annual salary, subject to upward adjustment. Dr. Kim’s base salary as of March 1, 2022 is $745,537. He is also eligible to receive an incentive cash bonus, based upon the criteria as may be determined by our Board, with a target of 65% of his base salary. In addition to the salary and cash bonus, he is also entitled to participate in our employee benefit plans or programs, and shall be entitled to such other fringe benefits, as are from time to time adopted by our Board.
If Dr. Kim employment is terminated by reason of death or total disability, we will pay Dr. Kim or his estate or representative, as applicable, any unpaid portion of his base salary computed on a pro rata basis through the date of termination, any unreimbursed expenses, all other accrued but unpaid rights as determined under any of our plans and programs in which Dr. Kim is then participating, and, in the case of total disability, a continuation of medical benefits for up to 60 days and COBRA premiums for 24 months thereafter or, if earlier, the termination of such COBRA coverage, with such premiums to provide for coverage at the same level and subject to the same terms and conditions as in effect at the time of termination. In the case of total disability, Dr. Kim will also receive a lump-sum payment equal to 24 months of his aggregate base salary then in effect.
If we terminate Dr. Kim’s employment for cause, as defined in the agreement, we will pay him any unpaid portion of his base salary computed on a pro rata basis through the date of termination, any unreimbursed expenses and all other accrued but unpaid rights as determined under our plans and programs in which he is then participating.
Under Dr. Kim’s employment agreement, if we terminate his employment other than on account of death, total disability or cause, as defined in the employment agreement, or Dr. Kim terminates his employment for good reason, as defined in the agreement, Dr. Kim is entitled to receive any unpaid portion of his base salary computed on a pro-rata basis through the date of termination, any unreimbursed expenses, all other accrued but unpaid rights as determined under our plans and programs in which Dr. Kim is then participating, severance compensation in the amount of 24 months of his then current base salary and 24 months aggregate of the pro rata bonus amount following the effective date of such termination. The pro rata bonus amount shall mean one-twelfth of the greater of (A) the most recent annual cash bonus paid prior to his termination, or (B) the average of the three most recent annual cash bonuses paid prior to his termination. We will also continue to pay his COBRA premiums for 24 months thereafter.
If Dr. Kim is terminated as a result of change in control, Dr. Kim is entitled to receive payments due to him under the conditions of termination without cause as outlined above and a lump-sum cash severance payment equal to his then-current monthly base salary and the pro rata bonus amount multiplied by 24 but discounted to present value based on applicable federal rate under the Code.
If any amount paid, distributed or treated as paid or distributed by the Company to or for Dr. Kim’s benefit (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Code in connection with a change in control, or if any interest or penalties are incurred by Dr. Kim with respect to such excise tax (such excise tax, together with any such interest and penalties, the “Excise Tax”), Dr. Kim will be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by Dr. Kim of all federal, state and local taxes (including any interest or penalties with respect to such taxes), including, any income taxes (and any interest and penalties with respect to such taxes) and Excise Tax imposed upon the Gross-Up Payment, Dr. Kim retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon all the Payments.
Employment Agreement with Peter D. Kies
We have entered into an employment agreement with Mr. Kies pursuant to which he serves as Chief Financial Officer. The employment agreement provides an annual base salary, subject to upward adjustment yearly by our Board or its Compensation

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Executive Compensation
Committee. Mr. Kies’ base salary as of March 1, 2022 is $487,314. Under the employment agreement, Mr. Kies is eligible to receive an incentive cash bonus up to the amount, based upon the criteria and payable at such times as determined by our Board or its Compensation Committee. Mr. Kies’ current target bonus is 40% of his base salary. Mr. Kies is also entitled to participate in such employee benefit plans and programs and is entitled to such other fringe benefits, as are from time to time adopted by our Board or its Compensation Committee and made available by us generally to employees of similar position, and shall be eligible for such awards and benefits, if any, pursuant to our plans and programs as determined by our Board or its Compensation Committee.
If Mr. Kies’ employment is terminated by reason of death or total disability, we will pay Mr. Kies or his estate or representative, as applicable, any unpaid portion of his base salary computed on a pro rata basis through the date of termination, any unreimbursed expenses, all other accrued but unpaid rights as determined under any of our plans and programs in which Mr. Kies is then participating, and, in the case of total disability, a continuation of medical benefits for up to 60 days and COBRA premiums for six months thereafter. In the case of total disability, Mr. Kies will also receive a lump-sum payment equal to six months of his aggregate base salary then in effect.
If we terminate Mr. Kies’ employment for cause, as defined in the agreement, we will pay him any unpaid portion of his base salary computed on a pro rata basis through the date of termination, any unreimbursed expenses and all other accrued but unpaid rights as determined under our plans and programs in which he is then participating.
If we terminate Mr. Kies’ employment other than on account of death, total disability or cause, or Mr. Kies terminates his employment for good reason, as defined in the agreement, on 30 days’ prior written notice, we will pay him any unpaid portion of his base salary computed on a pro-rata basis through the date of termination, any unreimbursed expenses, all other accrued but unpaid rights as determined under our plans and programs in which Mr. Kies is then participating, a severance payment in the amount of 12 months of base salary and COBRA payments for 12 months following the effective date of termination. The employment agreement requires that Mr. Kies enter into an agreement containing certain non-competition and non-disclosure covenants.
If Mr. Kies is terminated as a result of change in control, Mr. Kies is entitled to receive payments due to him under the conditions of termination without cause as outlined above and a lump-sum cash severance payment equal to his then-current monthly base salary and the pro rata bonus amount multiplied by 12 but discounted to present value based on applicable federal rate under the Code.
Employment Agreement with Laurent M. Humeau, Ph.D.
We entered into an employment agreement with Dr. Humeau pursuant to which he has served as Chief Scientific Officer and Executive Vice President since March 2019. The employment agreement provides an annual base salary, subject to upward adjustment yearly by our Board or its Compensation Committee. Dr. Humeau's base salary as of March 1, 2022 is $475,860. Under the employment agreement, Dr. Humeau is eligible to receive an incentive cash bonus up to the amount, based upon the criteria and payable at such times as determined by our Board or its Compensation Committee. Dr. Humeau's current target bonus is 40% of his base salary. Dr. Humeau is also entitled to participate in such employee benefit plans and programs and is entitled to such other fringe benefits, as are from time to time adopted by our Board or its Compensation Committee and made available by us generally to employees of similar position, and shall be eligible for such awards and benefits, if any, pursuant to our plans and programs as determined by our Board or its Compensation Committee.
If Dr. Humeau's employment is terminated by reason of death or total disability, we will pay Dr. Humeau or his estate or representative, as applicable, any unpaid portion of his base salary computed on a pro rata basis through the date of termination, any unreimbursed expenses, all other accrued but unpaid rights as determined under any of our plans and programs in which Dr. Humeau is then participating, and, in the case of total disability, a continuation of medical benefits for up to 60 days and COBRA premiums for twelve months thereafter. In the case of total disability, Dr. Humeau will also receive a lump-sum payment equal to twelve months of his aggregate base salary then in effect.
If we terminate Dr. Humeau's employment for cause, as defined in the agreement, we will pay him any unpaid portion of his base salary computed on a pro rata basis through the date of termination, any unreimbursed expenses and all other accrued but unpaid rights as determined under our plans and programs in which he is then participating.

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Executive Compensation
If we terminate Dr. Humeau's employment other than on account of death, total disability or cause, or Dr. Humeau terminates his employment for good reason, as defined in the agreement, on 30 days’ prior written notice, we will pay him any unpaid portion of his base salary computed on a pro-rata basis through the date of termination, any unreimbursed expenses, all other accrued but unpaid rights as determined under our plans and programs in which Dr. Humeau is then participating, a severance payment in the amount of 12 months of base salary and COBRA payments for 12 months following the effective date of termination. The employment agreement requires that Dr. Humeau enter into an agreement containing certain non-competition and non-disclosure covenants.
Employment Agreement with Jacqueline E. Shea, Ph.D.
We entered into an employment agreement with Dr. Shea pursuant to which she has served as Chief Operating Officer and Executive Vice President since March 2019. The employment agreement provides an annual base salary, subject to upward adjustment yearly by our Board or its Compensation Committee. Dr. Shea's base salary as of March 1, 2022 is $495,000. Under the employment agreement, Dr. Shea is eligible to receive an incentive cash bonus up to the amount, based upon the criteria and payable at such times as determined by our Board or its Compensation Committee. Dr. Shea's current target bonus is 50% of her base salary. Dr. Shea is also entitled to participate in such employee benefit plans and programs and is entitled to such other fringe benefits, as are from time to time adopted by our Board or its Compensation Committee and made available by us generally to employees of similar position, and shall be eligible for such awards and benefits, if any, pursuant to our plans and programs as determined by our Board or its Compensation Committee.
If Dr. Shea's employment is terminated by reason of death or total disability, we will pay Dr. Shea or her estate or representative, as applicable, any unpaid portion of her base salary computed on a pro rata basis through the date of termination, any unreimbursed expenses, all other accrued but unpaid rights as determined under any of our plans and programs in which Dr. Shea is then participating, and, in the case of total disability, a continuation of medical benefits for up to 60 days and COBRA premiums for twelve months thereafter. In the case of total disability, Dr. Shea will also receive a lump-sum payment equal to twelve months of her aggregate base salary then in effect.
If we terminate Dr. Shea's employment for cause, as defined in the agreement, we will pay her any unpaid portion of her base salary computed on a pro rata basis through the date of termination, any unreimbursed expenses and all other accrued but unpaid rights as determined under our plans and programs in which she is then participating.
If we terminate Dr. Shea's employment other than on account of death, total disability or cause, or Dr. Shea terminates her employment for good reason, as defined in the agreement, on 30 days’ prior written notice, we will pay her any unpaid portion of her base salary computed on a pro-rata basis through the date of termination, any unreimbursed expenses, all other accrued but unpaid rights as determined under our plans and programs in which Dr. Shea is then participating, a severance payment in the amount of 12 months of base salary and COBRA payments for 12 months following the effective date of termination. The employment agreement requires that Dr. Shea enter into an agreement containing certain non-competition and non-disclosure covenants.

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Executive Compensation
Potential Payments upon Termination or Change in Control
Had termination without cause, resignation for good reason or termination due to a change in control or other event occurred as of December 31, 2021, our named executive officers would have received the following benefits and payments:

		Involuntary Termination
Benefits and Payments	Voluntary Termination not for Good Reason ($)	Not For Cause ($)(1)	For Cause ($)	Change in Control ($)	Death or Total Disability ($)

J. Joseph Kim, Ph.D.
Severance pursuant to employment agreement	—	1,491,074	—	3,884,860	1,491,074	(2)
Non-equity incentive plan award(3)	—	902,712	451,356	902,712	451,356
Health coverage benefits	—	66,826	—	66,826	66,826	(2)
Unvested and accelerated equity awards	—	2,738,377	—	2,738,377	—
Total	—	5,198,989	451,356	7,592,775	2,009,256
Peter D. Kies
Severance pursuant to employment agreement	—	487,314	—	1,153,588	243,657	(2)
Non-equity incentive plan award(3)	—	178,960	178,960	178,960	178,960
Health coverage benefits	—	33,413	—	33,413	16,707	(2)
Unvested and accelerated equity awards	—	1,040,779	—	1,040,779	—
Total	—	1,740,466	178,960	2,406,740	439,324
Laurent M. Humeau, Ph.D.
Severance pursuant to employment agreement	—	475,860	—	—	475,860	(2)
Non-equity incentive plan award(3)	—	174,754	174,754	—	174,754
Health coverage benefits	—	33,413	—	—	33,413	(2)
Unvested and accelerated equity awards	—	1,032,965	—	—	—
Total	—	1,716,992	174,754	—	684,027
Jacqueline E. Shea, Ph.D.
Severance pursuant to employment agreement	—	495,000	—	—	495,000	(2)
Non-equity incentive plan award(3)	—	218,442	218,442	—	218,442
Health coverage benefits	—	33,413	—	—	33,413	(2)
Unvested and accelerated equity awards	—	1,016,827	—	—	—
Total	—	1,763,682	218,442	—	746,855
1.Also represents amount payable in the event of voluntary termination for good reason.
2.Represents amounts payable only in the case of total disability; these amounts would not be payable in the event of death.
3.Assumes named executive officer would have been entitled to receive amount described in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column, or in the case of Dr. Kim, two times that amount in the event of termination not for cause or termination due to a change in control.

Inovio Pharmaceuticals, Inc.	42	2022 Proxy Statement

Executive Compensation
Compensation of Directors
Non-Employee Director Compensation Program
The Board of Directors has approved cash compensation to be paid by the Company to its non-employee directors in the form of annual retainer payments. In November 2021 the Board approved an increase to the annual payment for the Compensation, Nomination and Corporate Governance, Commercial and Clinical Development Advisory Committee Chairperson and Committee members, effective on January 1, 2022.
Annual payments to non-employee directors are as follows:

	Chairperson ($)	Vice-chairperson ($)	Member ($)
Board of Directors	80,000	70,000	45,000
Audit Committee	20,000	—	10,000
Compensation Committee	15,000	—	7,500
Nomination and Corporate Governance Committee	15,000	—	7,500
Finance Committee	10,000	—	5,000
Commercial Committee	15,000	—	7,500
Clinical Development Advisory Committee	15,000	—	7,500

In May 2021 the Board approved an increase to the initial and annual equity compensation for all Board members to bring the Company up to the 50th percentile of its peers. Upon their election or appointment to our Board, each of our non-employee directors is granted equity awards equivalent to stock options exercisable for 108,000 shares of our common stock, at the then fair market value pursuant to the terms of our 2016 Omnibus Incentive Plan, as amended, to be allocated as non-qualified stock options or restricted stock units ("RSUs") at a ratio determined from time to time by our Board or its Compensation Committee, which the Compensation Committee has currently set at 1.50 stock options to 1 RSU. In addition, each non-employee director is automatically granted equity awards equivalent to a stock option to purchase up to 54,000 shares of our common stock if he or she remains on our Board on the date of each annual meeting of stockholders. Such awards will be allocated as non-qualified stock options and RSUs at a ratio determined from time to time by our Board or its Compensation Committee, which the Compensation Committee has currently set at 1.50 stock options to 1 RSU.
2021 Non-Employee Director Option and Restricted Stock Unit Grants
During the year ended December 31, 2021, each of our non-employee directors, Mr. Benito, Dr. Miller, Mr. Shepard, Dr. Weiner, Ms. Yarno and Ms. Zoth, received options to purchase 27,000 shares of our common stock exercisable at $6.23 per share. Upon joining the Board in May 2021, Dr. Dansey was granted options to purchase 54,000 shares of our common stock exercisable at $6.23 per share. Each of the foregoing option grants was made in accordance with our non-employee director compensation policy.
During the year ended December 31, 2021, each of our non-employee directors was also granted 18,000 RSUs and upon joining the Board in May 2021, Dr. Dansey was granted 36,000 RSUs. Each of the foregoing RSU grants was also made in accordance with our non-employee director compensation policy.
For his services as Chairman of our Scientific Advisory Board, in February 2021 Dr. Weiner was also granted options to purchase 60,000 shares of our common stock exercisable at $11.10 per share, and 35,000 RSUs.

Inovio Pharmaceuticals, Inc.	43	2022 Proxy Statement

Executive Compensation
Director Compensation Table
The following table sets forth certain information with respect to non-employee director compensation during 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)

Simon X. Benito(3)	105,000	112,140	124,805	—	341,945
Roger D. Dansey, M.D.(4)	43,750	224,280	249,610	—	517,640
Ann C. Miller, M.D.(5)	77,000	112,140	124,805	—	313,945
Jay P. Shepard(6)	99,000	112,140	124,805	—	335,945
David B. Weiner, Ph.D.(7)	48,500	112,140	124,805	992,764	1,278,209
Wendy L. Yarno(8)	75,500	112,140	124,805	—	312,445
Lota S. Zoth(9)	77,000	112,140	124,805	—	313,945
1.Represents the grant date fair value of RSU awards computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718. See Note 11 “Stockholders' Equity”, to our audited consolidated financial statements for the year ended December 31, 2021, included in our Annual Report on Form 10-K, for the assumptions made in determining stock compensation values.
2.Represents the grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718. See Note 11 “Stockholders' Equity”, to our audited consolidated financial statements for the year ended December 31, 2021, included in our Annual Report on Form 10-K, for the assumptions made in determining stock compensation values.
3.At December 31, 2021, Mr. Benito held options to purchase 125,300 shares of our common stock and 18,000 unvested RSUs.
4.At December 31, 2021, Dr. Dansey held options to purchase 54,000 shares of our common stock and 36,000 unvested RSUs.
5.At December 31, 2021, Dr. Miller held options to purchase 72,800 shares of our common stock and 22,273 unvested RSUs.
6.At December 31, 2021, Mr. Shepard held options to purchase 60,300 shares of our common stock and 26,547 unvested RSUs.
7.The amounts presented in the “All Other Compensation” column for Dr. Weiner represent the grant date fair value of option and RSU grants to Dr. Weiner during the year for his service on our Scientific Advisory Board, calculated as described in footnotes (1) and (2) above, as well as fees earned for his services as Chairman of our Scientific Advisory Board. At December 31, 2021, Dr. Weiner held options to purchase 580,050 shares of our common stock and 87,999 unvested RSUs.
8.At December 31, 2021, Ms. Yarno held options to purchase 85,300 shares of our common stock and 18,000 unvested RSUs.
9.At December 31, 2021, Ms. Zoth held options to purchase 72,800 shares of our common stock and 22,090 unvested RSUs.

Equity Compensation Plan Information
The following table sets forth our equity compensation plan information as of December 31, 2021. All of our equity compensation plans have been approved by our security holders. Our 2007 Omnibus Incentive Plan was terminated on March 31, 2017 and the following table sets forth awards that remain outstanding under this plan.

Inovio Pharmaceuticals, Inc.	44	2022 Proxy Statement

Executive Compensation

Plan	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)(1) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(c)(2)

Equity compensation plans approved by security holders:
2016 Omnibus Incentive Plan	10,509,825	6.07	4,481,745
2007 Omnibus Incentive Plan	2,428,036	7.99	—
Total	12,937,861	6.43	4,481,745
1.The calculation of the weighted-average exercise price of the outstanding options and rights includes 2,448,868 shares included in column (a) that are issuable upon the vesting of RSUs issued under the 2016 Omnibus Incentive Plan, as amended, which have no exercise price. Excluding the RSUs, the weighted-average exercise price of the outstanding options would be $7.93.
2.As of January 1, 2022, the number of securities available for future issuance under the 2016 Omnibus Incentive Plan, as amended, automatically increased by 2,000,000 pursuant to the “evergreen” provision of such plan.

Certain Relationships and Related Party Transactions
Since January 1, 2021, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $120,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or members of such person’s immediate family had or will have a direct or indirect material interest. Under the charter of our Audit Committee, all related party transactions required to be disclosed under SEC Regulation S-K, Item 404, must be reviewed and approved by our Audit Committee after discussion with management of the business rationale for the transactions and whether appropriate disclosures have been made.

Inovio Pharmaceuticals, Inc.	45	2022 Proxy Statement

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that the appointment of the independent registered public accounting firm be submitted for ratification by our stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our Board is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.
The affirmative vote of the holders of a majority of the shares present or represented by proxy and voting at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP. Abstentions will be counted the same as if voted against the proposal.
The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2021 and 2020 by Ernst & Young LLP:

Year	Audit Fees ($)	Tax Fees ($)	Total Fees ($)

2021	1,238,525	190,509	1,429,034
2020	1,402,200	261,864	1,664,064
Audit Fees
Audit fees consist of fees billed for professional services rendered in connection with the audit of our consolidated annual financial statements and internal control over financial reporting, review of the interim consolidated financial statements included in quarterly reports, as well as fees incurred for audit services that are normally provided by Ernst & Young LLP in connection with other regulatory filings or engagements.
Tax Fees
Tax fees include fees for services performed by the professional staff in the tax department of Ernst & Young LLP except for those tax services that could be classified as audit services. These include tax compliance and various tax consultation fees.

Inovio Pharmaceuticals, Inc.	46	2022 Proxy Statement

Proposal Two
Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to our Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval. Our Audit Committee approved all "Audit Fees" and “Tax Fees” listed in the table above pursuant to its pre-approval policies and procedures.

Our Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

Inovio Pharmaceuticals, Inc.	47	2022 Proxy Statement

PROPOSAL THREE
NON-BINDING, ADVISORY VOTE
ON EXECUTIVE COMPENSATION
At our 2017 Annual Meeting of Stockholders, our stockholders determined by a non-binding vote, the frequency with which the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote, will be submitted to our stockholders for approval. Even though the alternative for “three years” received the most votes at that meeting, the Board has determined that we will submit the compensation of our named executive officers every year to our stockholders for approval, on a non-binding advisory basis. In accordance with the Board’s intention, we are providing our stockholders with the opportunity to vote, on a non-binding advisory basis, on the compensation of our named executive officers as disclosed in this Proxy Statement. At the 2022 Annual Meeting, our stockholders will vote whether to approve the following non-binding, advisory resolution on the approval of the compensation of the named executive officers:
“RESOLVED, that the stockholders of the Company approve the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement with respect to its 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the compensation disclosure and analysis, the compensation tables and the narrative disclosures that accompany those tables in the Company’s proxy statement for its 2022 annual meeting of stockholders.”
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers that is the subject of the foregoing resolution is the compensation disclosed in the sections titled “Compensation Discussion and Analysis,” “Executive Compensation,” “Summary Compensation Table,” “Grants of Plan-Based Awards,” “Options Exercised,” and “Outstanding Equity Awards at Fiscal Year End,” and the accompanying narrative disclosures. You are encouraged to carefully review these sections.
Our Board unanimously recommends that you approve the foregoing resolution for the same reasons that we decided to provide this compensation to our named executive officers as articulated in the “Compensation Discussion and Analysis” section of this proxy statement.
Vote Required; Effect of Vote
The approval of the resolution in this Proposal 3 requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions could prevent the approval of Proposal 3 because they do not count as affirmative votes. Broker non-votes will not impact the approval of Proposal 3 because they do not represent shares eligible to be voted on the proposal.
The resolution that is the subject of this Proposal 3 is a non-binding, advisory resolution. Accordingly, the resolution will not have any binding legal effect regardless of whether it is approved or not and will not be construed as overruling a decision by us or our Board or to create or imply any change to the fiduciary duties of our Board or any additional fiduciary duties for us or our Board. Furthermore, because this non-binding, advisory resolution primarily relates to compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit those decisions. However, our Compensation Committee does intend to take the results of the vote on this Proposal 3 into account in its future decisions regarding the compensation of our named executive officers.

Our Board of Directors unanimously recommends that you vote “FOR” the approval of this resolution under Proposal 3.

Inovio Pharmaceuticals, Inc.	48	2022 Proxy Statement

STOCKHOLDER PROPOSALS
TO BE PRESENTED AT NEXT
ANNUAL MEETING
Stockholders’ proposals, including proposals under Rule 14a-8 under the Exchange Act, intended to be presented at the next Annual Meeting of Stockholders to be held in 2023 must be received at our principal executive offices no later than December 2, 2022, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Proposals must comply with the proxy rules relating to stockholder proposals to be included in our proxy materials. Pursuant to our bylaws, stockholders who wish to submit a proposal for consideration at our 2023 Annual Meeting of Stockholders, including a nomination for director, must deliver a copy of their proposal no earlier than October 3, 2022 and no later than December 2, 2022, unless the date of the 2023 Annual Meeting of Stockholders has been advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the 2022 Annual Meeting of Stockholders, in which case the proposal must be received by us no later than the later of the 90th day prior to the 2023 Annual Meeting of Stockholders or the close of business on the 15th day following the date on which the 2023 Annual Meeting of Stockholders is publicly announced. If the stockholder is not seeking inclusion of the proposal in our proxy statement, to be timely the notice must be delivered at least 90 days prior to the date of the 2023 Annual Meeting of Stockholders.
A director nomination proposal must include the information set forth in our bylaws and as described under “Director Nominations” above. In the case of other stockholder proposals other than with respect to stockholder proposals relating to director nomination(s), a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and (ii) as to the stockholder giving the notice, the same information regarding the proposing stockholder and any Stockholder Associated Persons as set forth under our bylaws and as described under “Director Nominations” above.
Proposals should be delivered to Inovio Pharmaceuticals, Inc., 660 W. Germantown Pike, Suite 110, Plymouth Meeting, Pennsylvania 19462, Attn: Corporate Secretary. To avoid controversy and establish timely receipt, it is suggested that stockholders send their proposals by certified mail, return receipt requested. Otherwise, we may exercise discretionary voting with respect to such stockholder’s proposal pursuant to authority conferred on us by proxies to be solicited by our Board and delivered to us in connection with the meeting. You are also advised to review our bylaws, which may be requested in writing from our Secretary at the address above and which contain additional requirements about advance notice of stockholder proposals.

Inovio Pharmaceuticals, Inc.	49	2022 Proxy Statement

ANNUAL REPORT
We are mailing our Annual Report for the fiscal year ended December 31, 2021 to stockholders of record as of March 17, 2022. Our Annual Report does not constitute, and should not be considered, a part of this Proxy Statement.
A copy of our Annual Report will be furnished without charge upon receipt of a written request of any person who was a beneficial owner of our common stock on March 17, 2022. Requests should be directed to Inovio Pharmaceuticals, Inc., 660 W. Germantown Pike, Suite 110, Plymouth Meeting, Pennsylvania 19462; Attention: Investor Relations.

Inovio Pharmaceuticals, Inc.	50	2022 Proxy Statement

TRANSACTION OF
OTHER BUSINESS
At the date of this Proxy Statement, the only business which our Board intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment. Your cooperation in giving this matter your immediate attention and returning your proxies will be appreciated.
By order of the Board of Directors,
J. Joseph Kim, Ph.D.
Chief Executive Officer
Dated: March 25, 2022
Plymouth Meeting, Pennsylvania

Inovio Pharmaceuticals, Inc.	51	2022 Proxy Statement

INOVIO PHARMACEUTICALS, INC. 660 W. Germantown Pike Suite 110 Plymouth Meeting, PA 19462
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M35098-Z55250 KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

INOVIO PHARMACEUTICALS, INC.

1. To elect the following directors to serve for a term ending upon the 2023 Annual Meeting of Stockholders and until their successors are elected and qualified.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

NOMINEES:	☐	☐	☐

01) J. Joseph Kim, Ph.D. 02) Simon X. Benito 03) Roger D. Dansey, M.D. 04) Ann C. Miller, M.D.	05) Jay P. Shepard 06) David B. Weiner, Ph.D 07) Wendy L. Yarno 08) Lota S. Zoth

					For	Against	Abstain

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.					☐	☐	☐
3. To approve, on a non-binding advisory basis, the resolution regarding compensation of our named executive officers described in the accompanying proxy statement.					☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.
The undersigned also acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

Signature (PLEASE SIGN WITHIN BOX)		Date		Signature (Joint Owners)	Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2022:
Copies of the proxy statement and our 2021 Annual Report to stockholders are also available online at www.inovio.com.

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M35099-Z55250

INOVIO PHARMACEUTICALS, INC. PROXY ANNUAL MEETING OF STOCKHOLDERS OF INOVIO PHARMACEUTICALS, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Dr. J. Joseph Kim, President and Chief Executive Officer and a director of Inovio Pharmaceuticals, Inc., and Simon X. Benito, Chairman of the Board, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of common stock of Inovio Pharmaceuticals, Inc. (including shares of Series C Cumulative Convertible Preferred Stock that are convertible into shares of common stock) held of record by the undersigned as of March 17, 2022 at the Annual Meeting of Stockholders to be held on May 16, 2022, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSAL NOS. 2 AND 3. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE CORPORATE SECRETARY OF INOVIO EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND VOTING AS INSTRUCTED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS LISTED IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NOS. 2 AND 3. IF YOU ARE VOTING BY MAIL, PLEASE MARK, SIGN, DATE, AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)